DATED THIS                                          DAY OF                       10 OCT 2007                              2007
BETWEEN
BANK PEMBANGUNAN MALAYSIA BERHAD
[16562-K]
AND
PLANT BIOFUELS CORPORATION SDN. BHD.
[625499-X]

************************************************
FACILITIES AGREEMENT
(Term Loan 1 Facility of RM3,000,000.00,
Term Loan 2 Facility of RM56,000,000.00 and
Revolving Credit Facility of RM10,000,000.00)

************************************************

ABDULLAH, ABD. RAHMAN & CO.
(Advocates & Solicitors)
10th Floor, Block B,
Wisma Yakin, Jalan Masjid India,
50100 Kuala Lumpur.
Tel No.: 03 - 26933455                                                         Fax No.: 03 – 26915436
(Our Ref: WMR/ITA/AFM/AZMI/RH/BPMB/1365/07)
\

THIS AGREEMENT is made the               day of     10         OCT           2007 BETWEEN BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K], a company incorporated inMalaysia and having its registered office at Level 16, Menara Bank Pembangunan, Bandar Wawasan, No. 1016, Jalan Sultan Ismail, 50250 Kuala Lumpur (hereinafter called "BPMB") of the one part AND the party whose particulars are set out in Item 1 of the First Schedule hereto (hereinafter called "the Borrower") of the other part.

ARTICLE I
RECITALS

Section 1.01                                Objects of Borrower

The Borrower has as one of its principal objects the carrying on of the business  which is set out in Item 2 of the First Schedule hereto.

Section 1.02                                Application for Loan Facilities

The Borrower has applied to BPMB for a Term Loan Facility (hereinafter called "the TL Facility") comprising Term Loan 1 Facility (hereinafter called "the TL 1 Facility") and Term Loan 2 Facility (hereinafter called "the TL 2 Facility") and a Revolving Credit Facility (hereinafter called "the RC Facility") of Ringgit Malaysia in the amount set out in Item 3 of the First Schedule hereto (both the TL Facility and the RC Facility shall hereinafter be collectively called "the Loan Facilities") and BPMB has agreed to grant the Loan Facilities to the Borrower upon the terms and conditions hereinafter appearing.

ARTICLE II
DEFINITIONS

Section 2.01                                Definitions

In this Agreement where the context so admits the following words and expressions shall have the following meanings: -

Words	Meanings
"Advance"

The principal amount of a drawing made or to be made under the RC Facility following the delivery of a Drawdown Notice as set out in Fourth Schedule which includes the Advance rolled over following the delivery of a Rollover Notice as set out in Fifth Schedule.

"Availability Period"
(a)      TL 1 Facility and TL 2 Facility

Within twenty-four (24) months from the date of                                this Agreement; and

(b)       RC Facility

Within twelve (12) months from the first (1st) anniversary date of the first (1st) Drawdown of the TL 2 Facility under this Agreement.

This Agreement shall be executed latest by 31st day of August, 2007, failing which the offer shall be considered withdrawn, cancelled unless the time period is extended by BPMB at its absolute discretion;

“Bank Accounts”	The bank accounts pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan facilities;
"Borrower"	The company, whose particulars are set out in Item 1 of the First Schedule hereto and includes persons deriving title thereunder, its successors-in-title and permitted assigns thereof;
"BPMB"
BANK  PEMBANGUNAN MALAYSIA BERHAD [16562-K], a company incorporated in Malaysia and having its registered office at Level 16, Menara Bank Pembangunan, Bandar Wawasan, No. 1016, Jalan Sultan Ismail, 50250 Kuala Lumpur, and includes persons deriving title thereunder, its successors-in-title and assigns thereof-,

"Business Day"
A day (excluding Saturdays, Sundays and Public Holidays) on which banks are open for business in Kuala Lumpur and on which transaction in inter bank deposits are carried out in the Kuala Lumpur money market;

"Contracts"
The contract dated the  18th day of   January 2007 made between the Borrower and Contractor (including any supplemental agreements thereto)  and/or  any other contracts pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;

"Contractor"
OIL-LINE  ENGINEERING  &  ASSOCIATES  SDN. BHD. (193811-U),  a  company  incorporated in Malaysia under  the Companies Act 1965  and  having its registered office and its place of business  at  No. 2-2, Jalan SS6/6, Kelana Jaya, 47301 Petaling Jaya, Selangor Darul Ehsan and includes persons deriving title thereunder, its successors-in-title and assigns thereof;

"Deed of Assignment of Designated Accounts"
The Deed of Assignment of Designated Accounts executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and benefits of the Bank Accounts to BPMB as security for the Loan Facilities  and  referred to in Item 11 of the First Schedule hereto;

"Deed of Assignment of Construction Contracts"
The Deed of Assignment of Construction Contracts executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and benefits of the Contracts to BPMB as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;

"Deed of Assignment of Insurance Proceeds"
The Deed of Assignment of Insurance Proceeds executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and benefits  in  the Insurance Proceeds to BPMB as security  for  the Loan Facilities and referred to in Item 11 of the First Schedule hereto;

“Deed of Assignment of Land”	The first party deed of assignment of land created by the Borrower over the Land as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;
"Deed of Assignment of Rights and Benefits of Licences"
The Deed of Assignment of Rights and Benefit of Licences executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and  benefits of the Licences to BPMB as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;

"Deed of Assignment of Rights and Benefits of Liquidated Damages"
The Deed of Assignment of Rights and Benefits of Liquidated  Damages  executed or to be executed by the Borrower whereby the Borrower assigns all the rights,  interests  and benefits of the Liquidated Damages to BPMB as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;

"Deed of Assignment of Rights and Benefits of Permits"
The  Deed  of Assignment of Rights and Benefits Permits executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and benefits of the Permits to BPMB as security for the Loan  Facilities  and  referred  to  in  Item 11  of  the First Schedule hereto;

"Deed of Assignment of Rights and Benefits of Securities"
The Deed of Assignment of Rights and Benefits of Securities executed or to be executed by the Borrower whereby the Borrower assigns all the rights, interests and benefits of the Securities to BPMB as security for the  Loan  Facilities and referred to in Item 11 of the First Schedule hereto;

"Drawdown"	A drawdown of the Loan Facilities following the delivery of a Drawdown Notice in accordance with Sections 6.01 and 6.02 hereof;
"Drawdown Date"	Each of the dates on which a Drawdown is made by the Borrower under the Loan Facilities;
"Drawdown Notice"	A notice from the Borrower requesting for a Drawdown, substantially in the form of the Second, Fourth and Fifth Schedules hereof (or any other forms as may be acceptable by BPMB);
"Effective Cost of Funds"
BPMB's effective cost of funds for the duration of the relevant interest period as determined conclusively by BPMB  (save for manifest error),  being  the aggregate of  BPMB's  weighted average cost of net available funds and all administration and other cost of BPMB together with all other cost and expenses of BPMB under this Agreement;

"Events of Default"	Any of the events set out in Section 10.01 hereof;
"Final Maturity Date"	The last day of the Availability Period for the RC Facility;
"Financial Statements"	Includes balance sheets, profit and loss statements and other related financial statements of the Borrower;
“First Fixed and Floating Debenture”	The first fixed and floating debenture created by the Borrower as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;
"Guarantee"
The unconditional irrevocable joint and several guarantee  and  indemnity  executed by the Guarantors in  favour  of BPMB as security for the Loan Facilities and referred to in Item 11 of the First Schedule hereto;

"Guarantors"	The party whose particulars are set out in Item 4 of the First Schedule hereto and includes their respective heirs and personal representatives;

"Indebtedness"
The aggregate of all principal sums disbursed at any time  or  from time to time by BPMB to the Borrower or to such party(ies) as BPMB shall at its sole discretion consent to under and in respect of the Loan Facilities together with interests, commission and other monies payable by the Borrower to BPMB pursuant to and under the Loan Facilities and this Agreement (whether in respect of principal, interest, late payment interest, penalties, commission, costs, charges or other expenses). A statement in writing signed by a duly authorized officer of BPMB of the Indebtedness is a conclusive evidence of such indebtedness;

"Independent Checking Engineer (ICE)"
A technical consultant or any other ICE acceptable to BPMB,  appointed  by BPMB at the cost of the Borrower, as BPMB's independent checking engineer, to advise BPMB on all matters relating to the Project including all verification works prior to each Drawdown of the Loan Facilities;

"Insurance Proceeds"	The insurance proceeds pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;
"Interest Payment Date"	The last day of Interest Period;
"Interest Period"
The first (1st) Interest Period shall commence on the date of the first (1st) Drawdown of the Loan Facilities and end three (3) months after the date of the first Drawdown  and  for  each  Drawdown shall commence on the date  of that Drawdown and end on the last day of that Interest Period and thereafter every successive period of three (3) months each commencing from the date immediately following the preceding Interest Payment Date, or such other period as may be stipulated by BPMB in exercise of its powers under Section 3.07 hereof;

“Land”	The land set out in Item 9 of the First Schedule hereto and includes the building(s) erected or to be erected thereon;
“Legal Process”
Pleadings,  all  forms of originating process, interlocutory  applications  of  whatever nature, affidavits, orders and such documents other than the aforesaid which are required to be served under the Rules  of  Court, notices required to be given to the other under this Agreement and correspondences between the parties hereto, notices under the Companies Act, 1965 and Rules made thereunder;

"Letters of Offer"
The Letters of Offer set out in Item 10 of the First Schedule hereto and includes any other correspondences  or documents which may thereafter be issued by BPMB to the Borrower or entered into between BPMB  and the Borrower in substitution thereof, in addition or amendment or variation thereof;

“Licences”	The licences pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;
“Liquidated Damages”	The liquidated damages pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;
“Loan Facilities”	The Loan Facilities granted or to be granted to the Borrower pursuant to Section 3.01 hereof and includes any part(s) thereof;
“Month”	A calendar month;
“Permits”	The permits pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;
“Project”	The Project referred to in Item 7 of the First Schedule hereto;
“RC Facility”	The Revolving Credit Facility granted or to be granted to the Borrower pursuant to Section 3.01 hereof and includes any part(s) thereof;
“RINGGIT MALAYSIA”	The abbreviation "RM" means the lawful currency of Malaysia;
“Rollover”	The Advance rolled over upon the issuance of the Rollover Notice;
"Rollover Date"	The date(s) of the Rollover of the Advance;
"Rollover Notice"
A notice requesting  the  Advance to be rolled over in the form set out in Fifth Schedule hereto (or any other forms as may be acceptable by BPMB) which must be duly completed and signed on behalf of the Borrower;

"Securities"	The securities pertaining to the Project which are assigned by the Borrower to BPMB as security for the Loan Facilities;
"Security Documents"
The documents as set out in Item 11 of the First Schedule hereto and all other security documents now or at any time hereafter  constituting security for the Loan Facilities, and reference to the Security Documents shall include reference to any one or more of them;

"Security Party(ies)"	The parties whose particulars are set out in Items 4 and 12 of the First Schedule hereto and includes persons deriving title thereunder and their respective successors-in-title and permitted assigns;
"Subsidiary"
Any company  in which not less than fifty-one per centum (51%) of the voting capital is owned directly or indirectly by the Borrower or which is otherwise effectively controlled by the Borrower pursuant to Section 5 of the Companies Act, 1965;

"TL Facility"	The Term Loan Facility comprising of the TL 1 Facility and the TL 2 Facility granted or to be granted to the Borrower pursuant to Section 3.01 hereof and includes any part(s) thereof;
"TL 1 Facility"	The Term Loan 1 Facility granted or to be granted to the Borrower pursuant to Section 3.01 hereof and includes any part(s) thereof;
"TL 2 Facility	The Term Loan 2 Facility granted or to be granted to the Borrower pursuant to Section 3.01 hereof and includes any part(s) thereof.

Words importing the masculine gender include the feminine and neuter genders.

Words importing the singular number include the plural number and vice versa.

Words applicable to natural persons include any body of persons, company, corporation, firm or partnership, corporate or unincorporate or vice versa.

The  headings  and  sub-headings to the Articles and Sections of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement.

ARTICLE III
LOAN FACILITIES

Section 3.01                                Loan Facilities

Subject to the terms and conditions herein set forth BPMB agrees to grant, extend or make available to the Borrower and the Borrower agrees to borrow from BPMB Loan Facilities in the amount set out in Item 3 of the First Schedule hereto. The Loan Facilities are granted by BPMB to the Borrower under the General Fund ("GF").

Section 3.02                                Tenure/Duration

The tenure/duration of the Loan Facilities shall be as follows: -

(a)           TL 1 Facility and TL 2 Facility

Six (6) years inclusive of the Grace Period set out in Item 5 of the First Schedule hereto; and

(b)           RC Facility

Six (6) months from the date of first (1st) disbursement of the RC Facility and is subject to annual review by BPMB up to five (5) years.

Section 3.03                                Disbursement of Loan Facilities

(i)           TL Facility

The TL Facility or any part thereof shall be disbursed by BPMB to the Borrower during the Availability Period after the execution of this Agreement and the Security Documents herein referred to and upon the observance and performance of the conditions and covenants contained in Sections 5.01, 5.02 and 5.03 hereof to be observed and performed by the Borrower. Any remaining amount of the TL Facility not disbursed at the end of the Availability Period will be automatically cancelled;

(ii)           RC Facility

The RC Facility shall be disbursed by BPMB to the Borrower after the execution of this Agreement and the Security Documents and presentation for registration with the appropriate registries and upon the observance and performance of the conditions and covenants contained in Sections 5.01, 5.02 and 5.03 hereof to be observed and performed by the Borrower.

Section 3.04                                Repayment of Principal Amount of Loan Facilities

The Borrower hereby covenants and agrees to BPMB as follows: -

(i)           TL 1 Facility and TL 2 Facility

The principal amount of the TL 1 Facility and the TL 2 Facility shall be repaid monthly commencing on the twenty-fifth (25th) month from the date of the first (1st) Drawdown  of the TL 1 Facility or TL 2 Facility, whichever is earlier in forty-eight (48) equal instalments.

(ii)           RC Facility

Any amount of disbursement of the RC Facility shall be repayable within six (6) months from the date of each disbursement of the RC Facility.

Section 3.05                                 Interest on Loan Facilities

The Borrower hereby covenants and agrees to pay to BPMB interest on the Loan Facilities or the proportions thereof from time to time disbursed by BPMB and remaining due and outstanding: -

(i)           TL Facility

At the rate set out in Item 6 of the First Schedule hereto, calculated as from the date when the respective TL 1 Facility and TL 2 Facility or any part(s) thereof are first (1st) disbursed to or on behalf of the Borrower by BPMB as hereinbefore prescribed and all interest payable shall be paid on the first (1st) day of every one (1) month commencing on the first (1st) day of the month after the expiry of the Grace Period as set out in Items 5 of the First Schedule hereto. Interest during the Grace Period for TL 1 Facility and TL 2 Facility shall be capitalized on a monthly basis.

(ii)           RC Facility

At the rate specified in Item 6 of the First Schedule hereto, calculated as from the date when the RC Facility or any part(s) thereof are first disbursed to or on behalf of the Borrower by BPMB as hereinbefore prescribed and all interest payable shall be paid monthly commencing on the first (1st) day of the month after the expiry of one (1) month from the date of each drawdown of the RC Facility.

Interest  for  any  period  less than a year shall accrue and be calculated on the basis of 365 day/year (366 days in a leap year) or twelve (12) calendar months.

Section 3.06                                 Variation of Interest Rate

(a)
Notwithstanding the provisions relating to the rate of interest as hereinbefore provided, BPMB shall be entitled at any time and from time to time to vary at its discretion such rate of interest by serving a notice in writing on the Borrower of its intention and such amended rate of interest shall be payable as from the date specified in the said notice. Service of such notice shall be effected in the same manner  as  a notice demanding payment of the balance due as hereinafter provided.

(b)
If and whenever the rate of interest payable by the Borrower under this Agreement shall be varied in the manner herein appearing, BPMB may at its absolute discretion make the necessary adjustment consequent upon such variation either: -

(i)           by varying the amount of the installments; or
(ii)           by varying the number of the installments.

Section 3.07	Variation of Dates for Repayment of Loan Facilities and for Payment of Interest

It is hereby expressly agreed and declared by the parties hereto that notwithstanding the provisions of Sections 3.04 and 3.05 hereof, the dates therein provided for the repayment of the principal amount of the Loan Facilities and for the payment of interest may at any time and from time to time be varied by BPMB by way of a letter from BPMB with a new repayment schedule and thereupon such amended dates shall be deemed to become effective and the provisions of Sections 3.04 and 3.05 hereof shall be deemed to have been amended accordingly and shall be read and construed as if such amended dates had been incorporated in and had formed part of this Agreement at the date of execution thereof.

Section 3.08                                Additional Interest on Late Payment

If the Borrower shall default in the payment on due date of the commitment charge or of any one or more of the installments of the Loan Facilities and/or interest or any other moneys herein covenanted to be paid (including all monies expended by BPMB from time to time for and on behalf of the Borrower), the Borrower shall pay to BPMB additional interest calculated  at a rate per annum which is one per centum (1%) above the rate set out in Item 6 of the First Schedule hereto or such other rates to be determined at the sole discretion of BPMB on the commitment charge or the installment(s) or any other sum at that time in arrears calculated from the date of such default until the date of payment of the amount thereof (as well before as after judgment) in a year of three hundred and sixty-five (365) days (three hundred and sixty-six  (366) days in a leap year). The rate charged on late payment may be varied by BPMB at its absolute discretion upon notification to the Borrower.

Section 3.09                                Capitalisation of Interest

Interest on any principal sum for the time being owing including capitalised interest may at the absolute discretion of BPMB be added for all purposes to the principal sum then owing and shall thenceforth bear interest at the applicable rate stipulated in accordance with Sections 3.05 and 3.06 hereof. All covenants and conditions contained in or implied by these presents and all powers and remedies conferred by law or these presents and all rules of law or equity in relation to the said principal sum and interest shall equally apply to such capitalised arrears and to interest on such arrears.

Notwithstanding the above, for the purpose of ascertaining whether the limit of the Loan Facilities agreed by BPMB to be lent or advanced for the benefit of the Borrower has been exceeded or not, accumulated and capitalised interest shall be deemed to be interest and not the principal sum.

Section 3.10                                Commitment Fee

The Borrower shall pay BPMB a commitment fee at the rate of zero point five per centum (0.5%) per annum, payable lump sum in arrears and calculated on such part(s) of the Loan Facilities as shall not have been utilised by the Borrower in accordance with the agreed schedule.

The rate of the commitment charge may be varied by BPMB at its absolute discretion upon notification and agreement from the Borrower.

Section 3.11                                No Deductions

(a)
All repayments, payments and prepayments whatsoever to be made by the Borrower hereunder shall be made without any set-off or counterclaim and free and clear of any restrictions or conditions and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions or withholding of any nature now or hereafter imposed by any governmental or other authorities.

(b)
If BPMB is compelled by law to deduct any such taxes, levies, imposts, duties, charges or fees or to make any such deductions or withholdings the Borrower shall pay such additional amounts as may be necessary in order that the net amounts received by BPMB after such deductions or withholdings shall equal the amount it would have received had no such deductions or withholding been made.

Section 3.12                                Payments in Gross

All moneys received from or on account of the Borrower or from any other person or persons or estate or from the realisation of this Agreement or any security or otherwise for the purpose of being applied in the reduction of the account of the Borrower or of the moneys covenanted to be paid as hereinbefore provided, shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the said moneys covenanted to be paid even if appropriated thereto by the person otherwise entitled so to appropriate. All securities now or at any time held by BPMB shall be treated as securities for the said general balance and any other amount owing. The Borrower or any other person or persons claiming under the Borrower shall have no claim to such securities or to any part thereof or any interest therein unless and until BPMB has received the full amount owing to BPMB by the Borrower.

Section 3.13                                Appropriation of Payment Received

If the Borrower shall pay a sum which is less than the total amount due or overdue in respect of principal, interest, commitment fee, fees or any other sum due under this

Agreement on the due date the Borrower waives any right it may have to make any appropriation of such sum as between any amount(s) so due or overdue and the sum so paid shall be applied by BPMB in or towards satisfaction of such amount or amounts which are due or overdue for payment on that day in the following order or such order as BPMB may decide at its absolute discretion:-

(a)           fees and expenses;

(b)           commitment fee;

(c)           interest due under this Agreement; and

(d)           repayment of principal.

Section 3.14                                Prepayment of Loan Facilities

Subject to and upon the Borrower paying to BPMB all accrued interest, it is hereby expressly agreed that notwithstanding any provision for payment by instalments hereinbefore contained, the Borrower may on an interest payment date by giving BPMB ninety (90) days prior written notice prepay the whole of the Loan Facilities then owing to BPMB under this Agreement or such lesser amount as  BPMB may in its absolute discretion accept and the Borrower shall pay all  interest accrued up to the prepayment date together with the prepayment amount. PROVIDED that the acceptance of such lesser amount as aforesaid by BPMB shall in no way entitle the Borrower to a reduction in the amount of any subsequent instalments but only to a reduction in the number thereof. Each prepayment shall be made in integral multiples of Ringgit Malaysia One Million (RM1,000,000.00) subject  to  a minimum of Ringgit Malaysia One Million (RM1,000,000.00). The prepayment date shall not be during the Availability Period. Any such notice of prepayment shall, once delivered to BPMB, be irrevocable and the Borrower shall be obligated to make the prepayment in accordance with the notice. Partial prepayment under this Section shall be applied in or towards satisfaction of the instalments due under the Loan Facilities in  the  inverse order of maturity of their due dates for payment. Any amounts prepaid under this Section shall not be available for re-borrowing under this Agreement. Prepayment in a manner contrary to the provisions herein shall be liable to a prepayment fee of one point zero per centum (1.0%) flat on the prepayment amount.

Section 3.15                                Letters of Credit

(a)
The Borrower shall open Letter of Credit with a commercial bank appointed by BPMB if the machinery and equipment including raw materials financed are imported. BPMB shall be the applicant or agent of the Borrower for the opening of the aforesaid Letters of Credit for a value of not more than the RC Facility wherein all costs of the Letters of Credit shall be borne by the Borrower.

(b)           The costs of the Letters of Credit shall be as follows:-

(i)	Zero point one per centum (0.1%) per month calculated on the value of Letters of Credit opened.

(ii)           Actual costs of the bank issuing the Letters of Credit.

(c)	Applications for the opening of Letters of Credit shall be in writing by means of completed Letters of Credit application form as prescribed by BPMB.

(d)	Disbursements made under the aforesaid Letters of Credit shall be converted to the RC Facility.

Section 3.16                                Suspense Account

Any moneys received hereunder may be placed and kept to the credit of any suspense account for so long as BPMB thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards the discharge of any money or liabilities due or incurred by the Borrower to BPMB. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement BPMB may prove for or agree to accept any dividend or  composition in respect of the whole or any part of such moneys and liabilities in the same manner as if this security had not been created.

Section 3.17                                Purpose of Loan Facilities and Project

The Project (hereinafter called "the Project") to be financed is as set out in Item 7 of the First Schedule hereto and the use and purpose of the Loan Facilities (hereinafter called "the Purpose") is as set out in Item 8 of the First Schedule hereto.

The Loan Facilities shall be used by the Borrower for the Purpose as set out in Item 8 of the First Schedule hereto. In the event that the Borrower requires the use of the Loan Facilities or any part thereof for any other purpose, the Borrower shall obtain the written consent of BPMB, which consent may be refused or given unconditionally or subject to such terms and conditions as BPMB may in its absolute discretion deem fit without any obligation to give reasons thereof.

Section 3.18                                BPMB under no Obligation to Monitor

Notwithstanding Section 3.17 hereof, BPMB shall not be responsible for monitoring or ensuring the use or application of the Loan Facilities or any part thereof and failure by the Borrower to comply with its obligations under Section 3.17 hereof shall not in any way prejudice any rights of BPMB.

Section 3.19                                Changes in Circumstances

(1)
If by reason of any change after the date of this Agreement in applicable law, regulation or regulatory requirement or in  the interpretation or application thereof by any governmental or other authority charged with the administration thereof it shall become unlawful for BPMB to comply with its obligations hereunder BPMB shall forthwith give notice to the Borrower of the relevant circumstance whereupon the Borrower and BPMB shall forthwith negotiate in good faith with a view to agreeing terms for making BPMB's commitment on a basis which is not unlawful and/or from another source (as the case may be). If within the period allowed by law or after thirty (30) days of such negotiations whichever shall be the earlier no agreement shall have been reached as aforesaid: -

(a)	any outstanding obligations of BPMB shall forthwith be terminated and BPMB's commitment shall be cancelled; and

(b)	the Borrower shall be obligated in the case where it becomes unlawful for BPMB to comply with its obligations hereunder to prepay to BPMB any amount outstanding under the Loan Facilities.

(2)
If by reason of any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority charged with the administration thereof or by reason of compliance by BPMB with any applicable direction, request or requirement (whether or not having the force of law) of any governmental or other authority: -

(i)
any tax, duty or charge (other than tax on overall net profits or income) with respect to this Agreement, its commitment or any monies outstanding under the Loan Facilities is imposed on BPMB or the basis on which payments under this Agreement are brought into charge to tax (not being an alteration solely of the rate of tax charged on the overall net profit or income of BPMB) is altered; or

(ii)
any reserve or similar requirements are imposed. modified or deemed applicable to BPMB or any special deposits affecting the amounts outstanding or affecting any deposit or other funds obtained by BPMB or to maintain the amount outstanding thereunder are required to be made by BPMB; or

(iii)	any other condition with respect to this Agreement or the monies outstanding under the Loan Facilities is imposed on BPMB;

and the result of any of the foregoing is either to increase the cost to BPMB of making or continuing its obligations or to reduce the amount of any payment received or receivable by BPMB or the effective return of BPMB in relation to its commitment by any amount which BPMB deems material and shall so certify then and in any such case: -

(a)	BPMB shall give notice to the Borrower of the happening of such event promptly after becoming aware thereof;

(b)
BPMB shall then negotiate with the Borrower for a period of not exceeding thirty (30) days after the date of such notice with a view to agreeing on a means of mitigating the increased cost or other reduction as aforesaid including in particular, but without limiting the generality of the foregoing, the changing of the branch or office of BPMB in question through which the Loan Facilities is made available at par to one or more affiliates or financial institutions not affected by such law, regulation or regulatory requirement;

(c)
whether or not any such agreement to mitigate the increased cost or other reduction as aforesaid is reached within the said period of thirty (30) days, the Borrower shall (without prejudice to its right of prepayment provided for herein) pay to BPMB on demand such amount as BPMB may certify in such demand to be necessary to compensate BPMB for such additional cost or reduction provided always that the Borrower may (on giving not less than seven (7) days' notice to BPMB of its election so to do) elect to prepay within a period of thirty (30) days after receipt of the notice from BPMB all (but not part only) monies outstanding to BPMB and upon receipt by BPMB of notice of such election the obligations of BPMB with respect to the Loan Facilities shall be terminated;

(d)
where the Borrower is obligated or elects to prepay any monies outstanding under the Loan Facilities as provided herein the Borrower shall simultaneously with such prepayment pay to BPMB all other sums payable by the Borrower to BPMB under this Agreement together with such amounts as BPMB certifies to be necessary to compensate BPMB for any loss (including any loss suffered because the rate of interest obtainable by BPMB for the redeployment (in such way as is acceptable to BPMB) of the funds prepaid is less than the rate of interest previously payable to it hereunder in respect of the same period and any losses incurred in liquidating or employing deposits from third parties required to effect or maintain its obligations) incurred by it up to the next succeeding date on which interest is payable hereunder; and

(e)	the certificate of BPMB as to any of the matters referred to in this Section shall, save for any manifest error, be conclusive and binding on the Borrower.

ARTICLE IV
SECURITY

Section 4.01                                Security Documents

In consideration of the premises and for better securing the Loan Facilities or any part thereof the Borrower shall execute or cause to be executed the Security Documents referred  to  in  Item 11 of the First Schedule hereto in favour of BPMB in form and substance acceptable to BPMB.

Section 4.02                                Restriction Against other Charges

The Borrower hereby declares that save and except for the charges already disclosed to BPMB, there is no mortgage, pledge, lien, charge or debenture (whether fixed or floating) upon any of the assets of the Borrower and: -

(a)
the Borrower shall not during the subsistence of this Agreement without the consent in writing of BPMB execute any form of charge, mortgage, debenture (whether fixed or floating), pledge or lien in respect of any of the assets of the Borrower;

(b)
this Agreement shall be without prejudice to any security already given by the Borrower to BPMB or any security which may hereafter be given to BPMB whether the same be for securing repayment of the principal amount of the Loan Facilities and  interest thereon or any part thereof or any other moneys covenanted to be paid herein and whether such security is taken as additional or collateral security or otherwise howsoever.

Section 4.03                                Covenant to Provide Further Security

(a)
The Borrower shall at the request of BPMB and at the Borrower's own expenses charge to or deposit with BPMB the document of title of any or all movable or immovable properties vested in the Borrower for any tenure. Such charge or deposit may be by way of security for the repayment of moneys hereby secured and may also or otherwise be for the purpose of securing any other moneys owing to BPMB and not secured hereby.

(b)
The Borrower hereby covenants and undertakes with BPMB, that it will at all future times at the request of BPMB and at the Borrower's own cost and expense execute any subsequent mortgage, charge, assignment and/or debenture on any land, building, machinery and equipment owned by and to be acquired by the Borrower.

(c)
The Borrower hereby further covenants with BPMB that should any supplementary debenture or debentures or other securities be created in favour of BPMB for the purpose of securing the repayment of any further moneys advanced by BPMB to the Borrower for the purchase of any fixed assets, the charges created under the supplementary debenture or debentures or other securities will in all respects rank pari passu with the charges created under the Security Documents.

Section 4.04                                Continuing Security

The security hereby created is expressly intended to be and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing by the Borrower to BPMB whether alone or jointly and severally with another or others and whether as principal or surety notwithstanding that the Borrower may at any time or times cease to be indebted to BPMB for any period or periods.

Section 4.05                                BPMB's Other Securities

Nothing herein contained shall prejudice or affect any lien to which BPMB is entitled or any other securities which BPMB may at any time or from time to time hold for or on account of the moneys hereby secured nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any guarantee, mortgage, charge, lien or other security which BPMB may for the time being have for any any money intended to be hereby or otherwise secured or any right or remedy of BPMB thereunder.

Section 4.06                                Valuation

The Borrower  hereby authorizes BPMB to value the assets charged to BPMB annually or at such intervals  as BPMB shall in its absolute discretion decide by any valuer or any officer of BPMB or any person of BPMB's choice at the Borrower's sole cost and expense.

ARTICLE V
CONDITIONS PRECEDENT FOR DISBURSEMENT

Section 5.01                                Conditions Precedent

The Loan Facilities or any part thereof shall become available to the Borrower on the date of fulfilment of the following conditions: -

(i)           TL 1 Facility

(a)
this  Agreement, the First Fixed and Floating Debenture, the Deed of Assignment of Designated  Accounts  and the Guarantee (save and except Deed of Assignment)  shall have been executed and stamped and where required presented for registration with such registries as BPMB may deem necessary or expedient, and the necessary searches shall also have been made at the relevant registries which searches indicate that it is in order for BPMB to take the securities referred to herein;

(b)
BPMB shall have received a confirmation from BPMB's solicitor pertaining to the Deed of Assignment of Land that all the relevant documents shall have been signed in escrow and the stamping and registration and legal fees shall have been collected in advance from the Borrower;

(c)           the Borrower shall have submitted to BPMB,. -

(i)
certified true copies of its Forms 24, 44, 49 and Memorandum and Articles of Association  and  a  certified  true copy of the resolution by the Board of Directors of  the  Borrower  (duly certified by the company secretary of the Borrower  or  in  his absence,  a  director  of the Borrower, as being a true complete and up-to-date copy and not revoked  or amended and as having been passed at a meeting of the Board of Directors duly convened and held and at which  a quorum  was  present  throughout)  authorising the acceptance of the Loan Facilities, the  execution of this Agreement and the other Security Documents and the operations of the Loan Facilities and other related transactions; and

(ii)
specimen signature(s) of the authorised signatories to this Agreement and the Security Documents and to all other notices and certificates required of the Borrower, and to operate the Loan Facilities, duly certified by the company secretary of the Borrower or in his absence, a director of the Borrower;

(d)
the Borrower shall have obtained (where applicable) the relevant letter(s) of consent from any existing chargee(s)/lender(s)/debenture holder(s) (if any) agreeing to the Borrower obtaining the Loan Facilities and to the creation of the Security Documents and acknowledging the agreed ranking thereof of the Security Documents;

(e)           a search shall have been conducted by BPMB's solicitors: -

(i)
on the Borrower at the Companies Commission of Malaysia and the results whereof indicate, inter alia, that the Borrower is duly incorporated under the Companies Act, 1965 and that save for those, which have been disclosed to BPMB, there are no other charge or encumbrance or debenture over the assets of the Borrower which would jeopardize BPMB’s interest in the assets of the Borrower and where there is any charge or encumbrance or debenture over the assets of the Borrower which would otherwise jeopardize BPMB's interests, Section 5.01(d) hereof shall apply;

(ii)
on the Borrower at the office of the Insolvency Department and the results whereof indicate that the Borrower is not wound-up. Whilst pending receipt of the results of the said search on the Borrower from the Insolvency Department, a director of the Borrower shall have confirmed under oath by way of a statutory declaration that the Borrower is not wound-up;

(iii)
on the shareholders and directors of the Borrower and the Guarantors at the office of the Insolvency Department and the results thereof indicate that the shareholders and directors of the Borrower and the Guarantors are not bankrupts. Whilst pending receipt of the results of the said search on the shareholders and directors of the Borrower and the Guarantors from the Insolvency Department, each of the shareholders and directors of the Borrower and the Guarantors shall have confirmed under oath by way of a statutory declaration that they are not bankrupts;

(f)
in the event that any of the legal actions on the Borrower and/or any of the shareholders and/or any of the directors of the Borrower and/or any of the Security Party(ies) remain unresolved or outstanding or ongoing, BPMB shall have obtained written confirmation from the solicitors of BPMB that the legal and commercial implications or consequences of the cases are not detrimental to the Project and/or the Loan Facilities-,

(g)
all licences and permits relating to the Project (where applicable) are in place, save to the extent of specified licenses and permits which can reasonably be obtained only at a later date (and which the Borrower has undertaken to use its reasonable endeavour to produce by specific date as agreed by BPMB);

(h)
BPMB shall have received the original copy (or where applicable, certified true copy) of the executed Sale and Purchase Agreement for the Land between the Borrower and Perbadanan Kemajuan Negeri Pahang;

(i)
BPMB shall have received a copy of the valuation report for the Land wherein the total market-value shall be not less than RINGGIT MALAYSIA FOUR MILLION AND ONE HUNDRED THOUSAND (RM4,100,000.00) only. The Land shall be valued by an independent professional valuer acceptable to BPMB who is on BPMB's panel of valuers;

(j)
BPMB shall have received proof of lodgement of Form 24 from the Companies Commission of Malaysia (CCM) as documentary evidence that the Borrower has increased its paid-up capital to at least Ringgit Malaysia Nine Million (RM9,000,000.00) by way of cash or capitalization of cash advances;

(k)
written confirmation from the Solicitors of BPMB that amongst others, the legality, validity and enforceability of this Agreement and the Security Documents for the Loan Facilities as set out in Section 5.01(i)(a) and that all the conditions precedent for the TL 1 Facility have been complied with by the Borrower.

(ii)           TL 2 Facility and RC Facility

(a)	all the conditions precedent for the TL 1 Facility have been complied with by the Borrower;

(b)
this Agreement and the Security Documents shall have been executed and stamped and where required presented for registration with such registries as BPMB may deem necessary or expedient, and the necessary searches shall also have been made at the relevant registries which searches indicate that it is in order f-r PMAR to take the securities referred to herein;

(c)           BPMB shall have received the original copy (or where applicable, certified true copy) of the following: -

(i)	the executed Procurement, Construction, Commissioning and Management ("PCCM") Contract between the Borrower and Oil-Line Engineering & Associates Sdn. Bhd. ("OLEASB");

(ii)	the executed Contract Agreement(s) for the subcontracting works between Oil-Line Engineering & Associates Sdn. Bhd. ("OLEASB") and contractor(s);

(iii)	the executed Contract for the Purchase of Engineering, ISBL Plant and Equipment between Oil-Line Engineering & Associates Sdn. Bhd. ("OLEASB") and Desmet Ballestra Oleo s.p.a.;

(iv)	the Memorandum of Understanding(s) and/or the Letter of Intent(s) for Sales Off-Take constituting at least sixty per centum (60%) take up of the Borrower's output capacity, satisfactory to BPMB;

(v)	the Memorandum of Understanding(s) and/or the Letter of Intent(s) for the supply contract of the palm oil feedstock between the Borrower and the supplier(s), satisfactory to BPMB-,

(vi)	the Environmental Impact Assessment ("EIA") Report for the Project;

(d)	The Borrower shall have appointed Plant Offshore Technology Sdn. Bhd. ("POT") as the Project Manager for the Project;

(e)
the Borrower shall have appointed reputable contractor(s) acceptable to BPMB and shall notify BPMB of any changes to the appointment of contractors (subject to BPMB's technical verification and satisfaction).   The appointed contractor(s) shall be registered with the Construction Industry Development Board of Malaysia ("CIDB"). The evidence of the CIDB licence shall have been submitted to BPMB in form and substance acceptable to BPMB;

(f)	the Borrower shall have appointed an Independent Checking Engineer ("ICE") from BPMB's panel of Consultant or equivalent which is acceptable to BPMB. Their scope of works shall include: -

(i)	review the contract documents and the supply contract with the technology provider ("Desmet Ballestra Oleo s.p.a.") to verify the overall Project cost;

(ii)            monitor the Project progress and completion status of the Project;

(iii)	certify and verify all documents submitted for claims or payments related to the Project;

(iv)	review the Operation & Maintenance ("O&M") plan and the proposed O&M staff for the Project; and

(v)	other scope of works identified by BPMB's Technical,

and all costs of such appointment shall be fully borne by the Borrower.

In the event BPMB is not satisfied with the services provided by the ICE or the Consultant appointed by the Borrower, BPMB reserves the right to appoint another ICE or Consultant to monitor, verify and certify all claims submitted to BPMB for payment;

(g)           The Borrower shall have submitted to BPMB: -

(i)	evidence that all risks insurance policy has been effected on the Project assets pledged to BPMB with the name of BPMB endorsed therein as the beneficiary; or

(ii)	BPMB shall have received an undertaking letter that the Borrower shall properly effect an "all risks" insurance policy on the Project assets to be acquired and financed,

The insurance policy must be taken with an insurer acceptable to BPMB and be duly endorsed with BPMB's interest therein as sole chargee and loss payee (if applicable);

(h)	a processing fee of zero point two zero per centum (0.20%) of the Loan Facilities shall have been paid by the Borrower upon the acceptance of the Letters of Offer;

(i)	the relevant Forms 34 shall have been lodged with the Companies Commission of Malaysia for registration and copies of the same shall have been deposited with BPMB;

(j)	written confirmation from the Solicitors of BPMB that all the conditions precedent for the TL 2 Facility and the RC Facility have been complied with by the Borrower; and

(k)           such other terms as shall be advised by BPMB's solicitor.

Pending the fulfilment in manner satisfactory to BPMB of the conditions hereinbefore stipulated, BPMB may at its absolute discretion terminate the Loan Facilities or suspend the disbursement of the Loan Facilities or any part thereof PROVIDED THAT BPMB may at its absolute discretion without prejudice to any of its rights hereunder suspend the fulfillment of or waive or modify any of the aforesaid conditions, covenants, undertakings and disburse the Loan Facilities or any part or parts thereof to the Borrower and all sums so disbursed shall be deemed to be secured by this Agreement and the Security Documents.

Section 5.02                                Other Conditions

Section 5.02                                Other Conditions

(a)	BPMB shall have received the original copies (or where applicable, certified true copies) of the following documents, six (6) months after the first (1st) Drawdown Date: -

(i)	Executed Sales Off-Take Agreement(s) between the Borrower and the buyer(s) constituting at least sixty per centum (60%) take up of the Borrower's output capacity, satisfactory to BPMB; and

(ii)	Executed Supply Contract(s) of feedstock between the Borrower and the feedstock supplier(s), satisfactory to BPMB.

(b)
BPMB shall have received proof of lodgment of Form 24 from the Companies Commission of Malaysia (CCM) as documentary evidence that the Borrower has increased its equity contribution from Ringgit Malaysia Nine Million (RM9,000,000.00) to Ringgit Malaysia Twenty-Four Million (RM24,000,000.00) by way of cash or capitalisation of cash advances on the second (2nd) anniversary of the first (1st) Drawdown Date.

Section 5.03                                Performance of Covenants

The obligation of BPMB to make any disbursement under the Loan Facilities shall also be subject to the following conditions:-

(a)
BPMB is satisfied that no event has occurred so as to render the Loan Facilities or any part thereof to become immediately repayable, and no event of default under any agreement or arrangement referred to in this Agreement shall have happened and be continuing;

(b)	there shall not have occurred any default in the performance by any Security Party(ies) of any Security Documents;

(c)	BPMB is satisfied that any disbursement of the Loan Facilities shall at the time of request thereof, be needed immediately by the Borrower for the Purpose mentioned in Section 3.17 hereof;

(d)
no circumstances or change of law or other governmental action shall have occurred which shall make it improbable that the Purpose mentioned in Section 3.18 hereof can be carried out or that the Borrower will be able to observe and perform the covenants and obligations on its part to be performed and observed under this Agreement;

(e)
no event or omission has occurred which entitles any creditor or creditors of the Borrower to declare any of its indebtedness under any agreement for credit facilities due and payable prior to its specified maturity or to cancel or terminate any loan or other credit facilities or to decline to make any advance or further advances thereunder;

(f)
no litigation, arbitration or administrative proceedings before or of any board, tribunal, arbitrator or governmental authority is presently pending or threatened against the Borrower or any of its assets and no claim has been secured by or threatened against the Borrower save and except for those expressly disclosed to BPMB;

(g)
the Borrower shall have also delivered to BPMB such evidence as to the proposed utilisation of the proceeds of the disbursement and the utilisation of the proceeds of any prior disbursement as BPMB may reasonably require, and the Borrower shall have (if requested by BPMB) delivered to BPMB certificates to the foregoing effect signed by an authorized representative of the Borrower and expressed to be effective as at the date of the disbursement, together with such evidence as to the proposed utilisation of the proceeds of the disbursement and the utilisation of the proceeds of any prior disbursement as BPMB shall reasonably require.

Section 5.04                                Waiver of Conditions Precedent

The terms and conditions set out in Section 5.01 and Section 5.02 hereto are inserted for the sole benefit of BPMB and may be waived by BPMB in whole or in part with or without terms or conditions at its sole and absolute discretion without prejudicing the rights of BPMB hereunder. Any such waiver: -

(a)	shall not preclude BPMB from insisting on the Borrower's compliance with such waived condition at a subsequent time; and

(b)
shall be subject to such terms and conditions as BPMB may stipulate and any failure by the Borrower to comply with or fulfill such terms and conditions shall be deemed to constitute a breach by the Borrower of the provisions of this Agreement.

Section 5.05                                Designated Accounts

The Borrower is required to open and maintain the following Designated Accounts with a Commercial Bank acceptable to BPMB as follows: -

(a)           Revenue Account-,

(b)           Operating Account; and

(c)           Debt Service Reserve Account.

The Revenue Account and Debt Service Reserve Account shall be operated solely by BPMB while the Operating Account shall be operated solely by the Borrower.

Upon Event of Default, BPMB shall have priority over the amounts in the Designated Accounts.

Section 5.06                                Revenue Account

A monitoring accountant acceptable to BPMB shall be responsible on behalf of BPMB on the monitoring and authorising the Revenue Account which will be opened by the Borrower for the purpose of remitting and/or depositing the following proceeds: -

(a)           All revenues and other income in relation to the Project;

(b)	All proceeds of insurance claims in respect of all insurances in relation to the Project-,

(c)	All compensation paid by any issuing party in respect of or pursuant to any performance bonds or guarantees or by way of damages (if any) in relation to the Project; and

(d)	All equity contributions from the shareholders of the Borrower and all other amounts of any kind received

And be applied towards the following order: -

(a)           Approved tax payable (if applicable);
(b)           Payment of Loan Facilities due;

(c)           In making transfer to the Debt Service Reserve Account; and

(d)           In making transfer to the Operating Account

Section 5.07                                Operating Account

The Borrower shall open an Operating Account and to be applied towards the operating expenditure and any cost in relation to the development of the Project, pursuant to the twelve (12) months budget prepared by the Borrower and to be certified by the external auditors of the Borrower.

Section 5.08                                Debt Service Reserve Account ("DSRA")

The Borrower shall set-up a DSRA and shall maintain a minimum of one (1) installment payment in the DSRA at all times throughout the tenure of the Loan Facilities. In addition, the DSRA shall be built up progressively until the balance of the DSRA is equivalent to the next installment. The amount shall be fully deposited two (2) months before the commencement of Payment Date except for the first two (2)  years; the amount shall be fully deposited one (1) month before the commencement of the Payment Date.

(The DSRA shall be closed and the balance therein paid into the Operating Account on the final maturity of the Loan Facilities)

Subject to BPMB's  consent, the amount in the DSRA is eligible to be invested in the form of fixed deposits in a Commercial Bank acceptable to BPMB or in financial instruments rated P1 by RAM or MARC-1 by MARC for the tenure of less than twelve (12) months.

In the event that the balance held in the DSRA is less than the aggregate amount of next installment, the shortfall shall be topped-up from the Revenue Account or Borrower and/or the Borrower's shareholders' advances.

ARTICLE VI
DRAWDOWN

Section 6.01                                Drawdown of TL 1 Facility

(a)
The solicitors of BPMB shall have issued to BPMB a letter of confirmation or undertaking in form and substance acceptable to BPMB that all conditions precedent for the TL 1 Facility have been duly fulfilled by the Borrower before the issuance of the Drawdown Notice.

(b)
Subject to the fulfillment of sub-clause (a) above, not less than fourteen (14) Business Days prior to the proposed Drawdown Date (which shall be a Business Day during the Availability Period), BPMB shall have received from the Borrower a duly completed irrevocable Drawdown Notice in the form of the Second Schedule hereto requesting for the Drawdown (the Drawdown Notice shall be delivered before 10:30 am on a Business Day. In the event the Drawdown Notice is delivered after 10:30 am, it shall be considered received the next Business Day).

(c)	All Drawdown Notices shall be supported by relevant documents, satisfactory to BPMB.

(d)
Subject to the terms and conditions herein contained, the TL 1 Facility or any part thereof shall be available for Drawdown by the Borrower only up to seventy-five per centum (75%) of the Land and BPMB shall have received satisfactory documentary evidence that the Borrower's contribution of twenty-five per centum (25%) has been paid.

(e)	All Drawdowns shall be made available to the Borrower by BPMB by paying the amount thereof on the Drawdown Date to such designated bank account as may be notified by the Borrower to BPMB.

(f)	Notwithstanding anything to the contrary herein contained, the amount of any Drawdown to be disbursed shall be such sum as determined by BPMB.

(g)           The Borrower shall :-

(i)
issue to BPMB a Drawdown Acknowledgement as set out in the Third Schedule which in the event the Drawdown Acknowledgement is not received by BPMB it shall not in any way prejudice the rights of BPMB within five (5) days of the relevant Drawdown Date; and

(ii)	deliver to BPMB a monthly report within seven (7) days of the end of each month on all payments made from the Drawdowns in the preceding month.

Section 6.02                                Drawdown of TL 2 Facility

(a)
The solicitors of BPMB shall have issued to BPMB a letter of confirmation or undertaking in form and substance acceptable to BPMB that all conditions precedent for the TL 2 Facility have been duly fulfilled by the Borrower before the issuance of the Drawdown Notice.

(b)
Subject to the fulfillment of sub-clause (a) above, not less than fourteen (14) Business Days prior to the proposed Drawdown Date (which shall be a Business Day during the Availability Period), BPMB shall have received from the Borrower a duly completed irrevocable Drawdown Notice in the form of the Second Schedule hereto requesting for the Drawdown (the Drawdown Notice shall be delivered before 10:30 am on a Business Day. In the event the Drawdown Notice is delivered after 10:30 am, it shall be considered received the next Business Day).

(c)
All Drawdown Notices shall be supported by certificate for payment, certified by the Independent Checking Engineer ("ICE") or Architect or Consultant and/or other relevant documents as determined by BPMB.

(d)
Subject to the terms and conditions herein contained, the TL 2 Facility or any part thereof shall be available for Drawdown by the Borrower only up to seventy per centum (70%) of the machinery and equipment, development and construction cost of the Biodiesel plant and BPMB shall have received satisfactory documentary evidence that the Borrower's contribution of thirty per centum (30%) has been paid on proportionate basis for each Drawdown.

(e)	All Drawdowns shall be made available to the Borrower by BPMB by paying the amount thereof on the Drawdown Date to such designated bank account as may be notified by the Borrower to BPMB.

(f)	Notwithstanding anything to the contrary herein contained, the amount of any Drawdown to be disbursed shall be such sum as determined by BPMB.

(g)           The Borrower shall: -

(i)
issue to BPMB a Drawdown Acknowledgement as set out in the Third Schedule which in the event the Drawdown Acknowledgement is not received by BPMB it shall not in any way prejudice the rights of BPMB within five (5) days of the relevant Drawdown Date; and

(ii)	deliver to BPMB a monthly report within seven (7) days of the end of each month on all payments made from the Drawdowns in the preceding month.
Section 6.03                                Utilisation of RC Facility

(a)
The solicitors of BPMB shall have issued to BPMB a letter of confirmation or undertaking in form and substance acceptable to BPMB that all conditions precedent for the RC Facility have been duly fulfilled by the Borrower before the issuance of the RC Facility Drawdown Notice in the form set out in Fourth Schedule;

(b)
All RC Facility Drawdown Notice submitted by the Borrower shall be supported by relevant invoices, purchase orders, delivery orders, quotations, contract agreements and/or other related documents from the suppliers which is related to the Project, satisfactory to BPMB's Technical;

(c)
Drawdown shall be allowed only up to seventy-five per centum (75%) of the cost of raw materials related to the Project and BPMB shall have received satisfactory documentary evidence that the Borrower's contribution of twenty-five per centum (25%) has been paid on proportionate basis for each drawdown.

(d)           If: -
(i)	no default has occurred and is continuing or would occur if a drawdown is made-,

(ii)	BPMB has received a Drawdown Notice not later than 11.00 a.m. (Kuala Lumpur time) fourteen (14) Business Days immediately preceding each drawdown date-,

(iii)	each of the warranties set out in Article VIII hereof remains correct at the date of the proposed drawdown as if given on that date by reference to the facts and circumstances then existing;

then, subject to the provisions of this Agreement, the Borrower may drawdown under the RC Facility PROVIDED ALWAYS that:-

(i)
drawdowns may only be made on Business Days in the minimum amount of RINGGIT MALAYSIA FIVE THOUSAND (RM5,000.00) or any large sum which is a whole multiple of RINGGIT MALAYSIA FIVE THOUSAND (RM5,000.00) only;

(ii)           a Drawdown Notice once given by the Borrower shall be irrevocable;

(iii)	no drawdown shall be made which would cause the cumulative amount of all drawdowns to exceed the limit of the RC Facility;

(iv)	drawdowns shall be made in the form of revolving advances or if the funds are not available to BPMB such period or any other duration in respect of which funds are available to BPMB;

(v)
subject to the balance of the RC Facility which is unutilised, disbursements may be made on a revolving basis for the duration of the RC Facility and in all circumstances BPMB reserves the right to disburse the RC Facility progressively as deemed fit by BPMB;

(vi)
the Borrower may by Rollover Notice received by  BPMB not later than fourteen  (14) Business Days before the Maturity Date of an advance, give notice of its wish to refinance an advance by making a further borrowing of the same amount on the relative Maturity Date, whereupon subject to the provisions of this Agreement, on the Maturity Date the first-mentioned advance shall be deemed to be repaid, the said further advance shall be deemed made and the Borrower shall be deemed to have given an appropriate Drawdown Notice.

(vii)	the period of each Advance shall expire on the relevant Maturity Date unless at the request of the Borrower to be rolled over;

(viii)	there are not material changes in the business, financial conditions, operations or prospects of the Borrower;

(ix)           funds are available; and

(x)	each Advance shall be disbursed upon satisfaction of payment of any outstanding interest.

ARTICLES VII

COVENANTS

Section 7.01                                Affirmative Covenants

The Borrower hereby expressly covenants with BPMB that it will at all times during the continuance of the Loan Facilities: -

(a)
carry out and operate the Project, its business and affairs with due diligence and efficiency and in accordance with sound financial and industrial standards and practices and in accordance with its Memorandum and Articles of Association as amended from time to time and cause the moneys available hereby from the Loan Facilities to be applied exclusively to the Project;

(b)
furnish  to BPMB all such information as BPMB shall reasonably request concerning the use of the Loan Facilities, the Project, implementation and progress of the Project and any factors materially affecting the Borrower's business and the operations and financial condition of the Borrower and in particular supply BPMB with statements of all moneys owing to the Borrower in such form as BPMB may from time to time require;

(c)
keep full and particular accounts of the carrying on of its business or businesses and cause the same to be properly posted up to date and furnish to BPMB within sixty (60) days from the end of each respective financial year of the Borrower, copies of complete financial statements of  the Borrower certified by an officer of the Borrower in such form as BPMB may from time to time determine, and further as soon as available, but in any event within one hundred and one hundred and eighty (180) days after the end of each respective financial year of the Borrower, forward to BPMB two (2) copies of its balance sheet, profit and loss account and report audited and certified by a qualified independent auditor, stating accurately in accordance with generally accepted  accounting standards in Malaysia, the financial condition of the Borrower;

(d)
permit BPMB to appoint accountants or accounts clerk to prepare the audited accounts or the financial statements of the Borrower at the expense of the Borrower if the Borrower fails to provide the above to BPMB within the following period: -

(i)	Audited Accounts

Not later than six  (6) months after the end of each respective financial year of the Borrower;

(ii)	Financial Statements

Not later than two (2) months from the end of each respective financial year of the Borrower;
For the above purpose, the Borrower shall allow BPMB to retain part of the disbursement of the Loan Facilities to settle the fees of the accountant or accounts clerk appointed by BPMB;

(e)
permit BPMB or its agents and servants at all times to inspect the assets and property hereby charged to BPMB and for such purpose to enter upon the land upon which the same may be and to make relevant inventories and records thereof and if BPMB shall reasonably so desire to have the same valued at the expense of the Borrower by a valuer appointed by BPMB. Any such entry and inspection shall be arranged in advance with the Borrower and shall not unreasonably interfere with the business of the Borrower;

(f)
maintain proper and accurate books and records adequate to reflect in accordance with consistently maintained sound accounting practices in Malaysia the operations and  financial conditions of the Borrower and allow BPMB or its agents and servants to inspect all records at any office, branch or place of business of the Borrower or elsewhere and all records kept by any other authorities or persons so far as such records relate to or affect the Borrower's properties, assets and business and the Borrower shall give to BPMB or any person authorised by BPMB to inspect the said records;

(g)
inform BPMB in writing and to get the consent of BPMB beforehand for any planned expansion of the Project by the construction of extra buildings or the installation/purchase of additional machinery/equipment/vehicle(s) and to detail the expenses to be incurred thereby. Such consent as is required from BPMB shall not be unreasonably withheld;

(h)	to do all whatsoever acts, deeds and things which BPMB may from time to time require or deem necessary for the preservation or protection of its assets and properties;

(i)
punctually pay all rents, rates, taxes and all outgoings payable in respect of its lands and the premises at which it carries on its business and obtain all necessary licences and comply with all regulations relating to the carrying on of its business on such premises;

(j)
notify BPMB of the appointment of auditors or firm of auditors and authorise such auditor or firm of auditors to supply BPMB with a certified copy of any communication sent by such auditor to the Borrower and further to communicate directly with BPMB at any time in respect of any matter connected with the accounts and operations of the Borrower;

(k)           punctually pay all its indebtedness hereunder when due and payable;

(l)
notify BPMB of the occurrence of any Event of Default hereunder or any event of default in relation to its other indebtedness or of any occurrence of which it becomes aware which in its reasonable opinion might adversely affect its ability to perform and fully comply with its obligations hereunder and in the other relevant Security Documents;

(m)           forthwith inform BPMB of: -

(i)	all material disputes between the Borrower and any governmental regulatory body or law enforcement authority;

(ii)	any governmental disputes between the Borrower and any governmental regulatory body or law enforcement authority;
(iii)	any material labour controversy resulting in or which may result in a strike against the Borrower;

(iv)	any other matter which has resulted in or might in the reasonable opinion of the Borrower result in a material adverse change in the Borrower's financial condition or operations; and

(n)	subordinate all existing and future shareholders' loans and advances to the directors the whole of the moneys due under the Loan Facilities and this Agreement-,

(o)	comply at all times with all applicable laws and regulations and any directive of BPMB which may be issued from time to time;

(p)
ensure that all requirements as provided by the Environmental Quality Act, 1974 and the regulations, rules and order made thereunder (as amended from time to time) have been complied with and in particular, any approval, licence or permission required from the Government or any statutory authority for any business development or activity that have been or will be carried out by the Borrower have been obtained;

(q)	duly comply and perform at all times its obligations under this Agreement and the Security Documents;

(r)	notify BPMB of any change in the persons authorised to sign notices of drawdown and any certificates or other documents required in connection with this Agreement on behalf of the Borrower;

(s)           keep and maintain its present share capital and any increases thereof;

(t)	notify BPMB of any change in the ownership of the equity share capital or management of the Borrower;

(u)	inform BPMB of the date on which, in the opinion of the Borrower, the Project is in operation/completed;

(v)	keep and maintain its corporate existence and business and its right to carry on operations in compliance with all applicable laws and regulations and all directives of government authorities;

(w)	maintain in full force and effect of all authorisations, licences, approvals and consents referred to in this Agreement;

(x)	inform BPMB of any legal proceedings, litigation or claim involving the Borrower;

(y)
promptly inform BPMB of any proposed changes in the nature or scope of the Project and of any event or condition which might materially or adversely affect the carrying out of the Project or the carrying on of the Borrower's business;

(z)
obtain and promptly renew from time to time and comply with the terms and conditions of all consent and authorization that may be required under any applicable law or regulation necessary for the conduct of its business and to furnish copies of the consent and authorization documents to BPMB on a semi-annual basis;

(aa)
file all relevant tax returns and pay all taxes promptly upon the same becoming due except to the extent that the taxes are being contested in good faith and by appropriate means and an adequate reserve has been set aside with respect thereto;

(bb)	in the event of a shortfall in its cashflow, procure or cause to be provided additional funds to make up the deficiency within one (1) month of BPMB requiring the Borrower to do so;

(cc)	the Borrower shall furnish to BPMB its quarterly progress report together with the quarterly development status of the Project; and

(dd)
the Borrower shall take out and maintain the necessary insurance policies and shall notify BPMB of any material events, which may give rise to any claim or right of action under the insurance policies.

Section 7.02                                Negative Covenants

The Borrower hereby covenants that during the continuance of this Agreement it will not without the prior written consent of BPMB, which consent shall not be unreasonably withheld: -

(a)           create, incur, assume, guarantee or permit to exist any indebtedness except: -

(i)           the Loan Facilities

(ii)	unsecured short-term debts incurred in respect of money borrowed from licensed banks in the ordinary course of business;

(iii)	any existing or future overdraft and other credit facilities from one or other licensed banks which has been made known to BPMB and/or consented to by BPMB;

For the purpose of this paragraph, any credit from a supplier of capital goods, instalment purchase, or other similar arrangement is deemed to be indebtedness and is not deemed to be permitted by Section 7.02(b)(ii) hereof and a short-term debt is deemed to be any debt payable on demand or maturing by its terms within twelve (12) months after the date on which it was originally incurred;

(b)	create, incur or permit to exist any lien on any present and future assets of the Borrower except: -

(i)           the charges created by the Security Documents;

(ii)
any tax or other statutory lien, provided that such lien shall be discharged within thirty (30) days after the final adjudication unless the same be contested in good faith by appropriate proceedings by the Borrower and the same is notified in writing to BPMB;

(iii)           liens or rights of set-off in the normal course of business-,

(iv)           liabilities which are preferred solely by the laws of Malaysia-,

For the purposes of this paragraph, the expression "lien" includes mortgages, pledges, charges, privileges and priorities of any kind and the expression "assets" includes any revenues and property, movable and immovable of any kind-,

(c)
enter into any transaction with any person, firm or company, except in the ordinary course of business, on ordinary commercial terms and on the basis of arm's length arrangements or sales agency, or enter into any transaction whereby the Borrower might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discount) for its products;

(d)
except in the ordinary course of business, enter into any partnership, profit-sharing or royalty agreement or any arrangement whereby the Borrower's income or profits are, or might be shared with any other person, firm or company or enter into any management contract or similar arrangement whereby the Borrower's business or operations are managed by any other person, firm or company;

(e)
except in the ordinary course of business, have any subsidiary or make or permit to exist loans or lend or make advances to others or make investments in other companies or enterprises or guarantee any person, enterprise or company (other than normal trade credit or trade guarantee or temporary loans to staff, Borrowers, contractors or suppliers in the ordinary course of business) PROVIDED THAT the Borrower shall be at liberty to invest in short-term marketable securities acquired solely so as to utilise such funds of the Borrower as are not immediately required for the Borrower's business;

(f)
add to, delete, vary or amend its Memorandum and Articles of Association in any manner which would be inconsistent with the provisions of this Agreement unless the same is required for the purpose of direct or indirect listing exercise, or change its financial year, or the nature of its present business or sell, transfer, lease or otherwise dispose of all or a substantial part of its capital assets, or undertake or permit any merger, consolidation or re-organisation;

(g)	terminate or seek to terminate, commit or threaten to commit a breach, amend or grant any waiver in respect of any of the provisions of: -

(i)	any of the agreements or arrangements referred to in Sections 5.01, 5.02 and 5.03 hereof-, or
(ii)	any other agreement entered into in connection with or in pursuance of this Agreement or the implementation of the Project;

(h)	carry on any business other than its existing business on the date it first applied for the Loan Facilities or permit any change in the nature of the said business;

(i)	cancel, surrender, abandon or otherwise amend this Agreement in any way which has a material adverse effect upon the ability of the Borrower to perform its obligation under this Agreement;

(j)	subject to the provisions of Section 3.15 hereof, make any prepayment in respect of any debt (other than short-term debts as defined in Section 7.02(a)(iii) hereof);

(k)           grant any loans to its directors, shareholders, related and/or subsidiary companies;

(l)           declare and pay any dividends and issuance of bonus shares or other distribution;

(m)	except in the ordinary course of business, sell or transfer or dispose off all or a substantial part of its assets hereby charged or assigned to BPMB;

(n)	permit and execute any changes in respect to the Borrower's shareholders or their respective shareholdings therein or in the management of the Borrower;

(o)	create additional indebtedness save for shareholder's advances or loans or those in connection with its business;

(p)           sell or transfer all or a substantial part of the assets of the Borrower;

(q)           give any guarantee for any indebtedness to any person or entity;

(r)           dissolve all its affairs;

(s)	pass any resolution for the winding-up of the Borrower other than for a merger or acquisition which has been permitted in writing by BPMB;

(t)           obtain any other loans or financing for the Project;

(u)	repay any of its shareholders' loans or advances for so long as the Loan Facilities remain outstanding; and

(v)           abandon the whole or any part of the Project.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.01                                Representations And Warranties

The Borrower hereby represents and warrants as follows:-

(a)
the Borrower is a company duly established and subsisting under the laws of Malaysia  and has the power and authority to borrow and own properties and assets and carry on business as it is now being conducted;

(b)
the execution and performance of the terms and conditions contained in this Agreement are within the powers of the Borrower and have been duly authorised by all necessary actions and do not contravene any applicable law, regulation, decree, order, permit or any contractual or other restrictions binding upon the Borrower or any of its properties and assets which affects the ability of the Borrower to meet its obligations under this Agreement;

(c)
the Borrower has obtained all the necessary governmental and corporate approvals and consents for the financing by BPMB hereunder, the carrying on of the business of the Borrower and the due execution and delivery of this Agreement and the Security Documents;

(d)
there are no existing agreements, mortgages, charges, debentures (whether fixed or floating) pledges, liens or any other form of encumbrances whatsoever in respect of any of the assets and properties of the Borrower herein charged to BPMB save and except those expressly made known to BPMB;

(e)
there is no litigation, arbitration or administrative proceedings before any court, arbitrator, governmental authority or agency pending or to the knowledge of the Borrower threatened against the Borrower, save and except those expressly made known to BPMB, which would have a material adverse effect on the business or assets and properties and condition of the Borrower or which would enjoin or restrain the execution or performance of this Agreement;

(f)
all financial statements, information and other data furnished by the Borrower to BPMB are complete and correct, and have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately and fairly represent the financial condition and results of operations of the Borrower as of the date or dates to which they were made up. Since such date or dates there has been no change in the Borrower's financial conditions or results of operations sufficient to materially and adversely impair the Borrower's ability to repay the Loan Facilities in accordance with the terms hereof;

(g)
the Borrower has no contingent obligations, liabilities for taxes or other financial obligations which are material in the aggregate except as disclosed in the financial statements, information and other data furnished by the Borrower to BPMB;

(h)
this Agreement is and will be the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms and the obligations of the Borrower hereunder are and will be direct, unconditional and general obligations of the Borrower;

(i)	the Borrower is not in default in the payment or performance of any of its obligations in respect of borrowed money and no Event of Default has occurred or is continuing;

(j)	there are no winding-up proceedings pending against the Borrower and the Borrower has not commenced any action for voluntary winding-up of the Borrower;

(k)
the Borrower is not now nor will it by executing this Agreement and utilising the Loan Facilities be in default under this Agreement or any other existing mortgage, indenture, contract or debenture binding on the Borrower or to which it is subject;

(l)	no violation of any provisions of legislation, Court orders, judgment and others has been committed by the Borrower;

(m)
every consent, licence, approval or authorisation of any governmental authority in Malaysia which is required in connection with the execution, performance, validity or enforceability of this Agreement has been obtained and is in full force and effect;

(n)
the execution, delivery and performance of this Agreement and the use by the  Borrower of the proceeds of the Loan Facilities for the purpose for which they are designated will not exceed the power granted to the Borrower or violate the provisions of (1) any law or regulation or any order or decree of any governmental authority, agency or Court to which it is subject or (2) its Memorandum and Articles of Association or (3) any mortgage contract or other undertaking or instrument to which it is a party or which is binding upon it or any of its assets and (4) any limitation imposed on the borrowing powers of the Borrower and will not result in the creation or imposition of, or any obligation to create or impose any mortgage, lien, pledge or charge on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument.

The truth and correctness of all the matters stated in the paragraphs of this Section shall form the basis of BPMB's commitment to make available the Loan Facilities or any part thereof to the Borrower. If any such representations and/or warranties made shall at any time hereafter be found to have been incorrect in any material respect, then and in such event  and notwithstanding anything to the contrary herein this Agreement contained, BPMB shall have the right at its absolute discretion to review, suspend, recall or terminate the Loan Facilities or any part thereof.

ARTICLE IX
INSURANCE

Section 9.01                                Insurance

The Borrower shall keep all assets in good order and condition and insured by the Borrower at its expense for a sum satisfactory to BPMB: -

(i)           against contractors all risk, public liability, work compensation;

(ii)	against loss or damage by fire, lightning, tempest, flood, riot, civil commotion, strike, malicious acts-, and

(iii)	against any other risks associated with the development of the Project as BPMB may from time to time decide;
and shall cause the name of the Borrower and BPMB to be endorsed as joint chargees in the policy or policies so taken out and that the insurance so taken out is not to be amended without prior written consent of BPMB,  and shall keep so insured throughout the duration of this Agreement to their full insurable value to the satisfaction of BPMB with an insurance company acceptable to BPMB. In default whereof it shall be lawful for but not obligatory upon BPMB to insure the same and all moneys expended by BPMB shall be added on to the principal sum then outstanding with interest thereon at the applicable prescribed rate from the date of such payments shall be recoverable from the Borrower and shall be repaid on demand for the same being made by BPMB. BPMB shall not be held liable for any negligence whatsoever as a result of any action taken or omission to effect, take out, maintain or renew such insurance or otherwise.

Section 9.02                                Restriction Against Additional Insurance

The Borrower shall not except at the request or with the consent in writing of BPMB effect or keep on foot any insurance against any risk in respect of the assets charged to BPMB when BPMB have effected or shall keep on foot such insurance.

Section 9.03                                Premium Receipts

(a)
Insurance policies taken out by the Borrower shall be notified in writing to the Bank within fourteen (14) days and the Borrower shall forward the original of all insurance policies and the receipts or other evidence of payment of premium or any premium paid by the Borrower to BPMB and will when required, deliver or produce to BPMB or such persons as BPMB may direct any policy of insurance effected by the Borrower and the receipts or other evidence of payment of the current premium in respect thereof.

(b)	Any insurance policies taken in relation to the Project shall not be cancelled without the prior written consent of BPMB.

Section 9.04	Application of Insurance Money

BPMB may require any moneys received on any insurance of the assets charged making good the loss or damage in respect of which the moneys are received or receivable in or towards the discharge of any principal money and interest owing by the Borrower to BPMB in accordance with the terms and conditions of this  Agreement and the Security Documents, and the Borrower shall hold any money received on such insurance in trust for BPMB and BPMB may receive and give a good discharge for any such moneys.

ARTICLE X
REMEDIES OF BPMB

Section 10.01                                Events of Default

The whole of the principal amount of the Loan Facilities and interest thereon and any other monies covenanted to be paid by the Borrower under this Agreement shall become due and immediately repayable and the outstanding obligations of BPMB shall forthwith be terminated in any of the following events: -

(a)
if the Borrower defaults in the payment of the commitment fee or any one or more of the instalments of the Loan Facilities and/or interest or any other moneys herein covenanted to be paid after the same shall have become due by the Borrower to BPMB whether formally demanded or not;

(b)	if the Borrower and/or any Security Party(ies) ceases or threatens to cease to carry on its business (including a direction by any governmental authority or agency to stop or cease operation);
(c)
if a petition shall be presented or an order be made or a resolution be passed for the winding-up of the Borrower and/or any Security Party(ies) (unless for the purpose of amalgamation or reorganisation thereof with the consent of BPMB), and no step is taken by the Borrower and/or any Security Party(ies)  to oppose the same within the time prescribed under the High Court Rules;

(d)
if a Receiver and/or Manager of the Borrower's and/or any Security Party(ies)'s undertaking or property or any part thereof pursuant to any debenture shall be appointed other than by BPMB under the provisions hereof;

(e)
if a distress or execution or other process of a court of competent jurisdiction be levied upon or issued against any property of the Borrower and/or any Security Party(ies) and such distress, execution or other process as the case may be is not satisfied by the Borrower and/or the Security Party(ies) within seven (7) days from the date thereof;

(f)
if the Borrower and/or any of the Security Party(ies)  commit(s) a breach of any term, conditions, stipulation,  covenant or undertaking herein contained or contained in the Security Documents respectively or in such other agreement or security documents between BPMB  and the Borrower and/or any Security Party(ies) or such other party and executed pursuant to or referred to in this Agreement and on its or their part to be observed and performed and in the opinion of BPMB has failed to remedy the same within fourteen (14) days after notice from BPMB;

(g)
if in the reasonable opinion of BPMB (which shall be final and binding) the Borrower is not carrying on the reasonable Project or its business and affairs in accordance with sound financial and industrial standards and practices;

(h)
if any representation or warranty made or deemed to be made in connection with the execution and delivery of this Agreement or of any of the Security Documents referred to herein or pursuant to any notice, opinion, certificates, document or financial or other statements furnished at any time pursuant to this Agreement or any other Security Documents, or in any respect thereof or in connection with any request for disbursement of the Loan Facilities or any part thereof shall be found to have been incorrect or misleading in any material respect;

(i)
if in the reasonable opinion of BPMB its security hereunder or under any other security documents is/are in jeopardy and notice thereof is given to the Borrower and no step is taken by the Borrower to remedy the same within fourteen (14) days from the date of such notice;

(j)
if any legal proceedings, suit or action shall be instituted against the Borrower and no step is taken by the Borrower to defend the same or an event or events has or have occurred and a situation exists and after review by BPMB, BPMB is of the reasonable opinion that this will materially and adversely affect the Borrower's ability to repay the Loan Facilities and accrued interest thereon and/or to perform its obligations under this Agreement in accordance with the terms hereof;

(k)
if any loan(s),  overdraft  and/or other credit facilities granted by any licensed bank(s) or financial institution(s) to the Borrower shall be or have been determined by the bank(s) or financial institution(s);

(l)
if the Borrower and/or any Security Party(ies) is unable to pay its debts within the meaning of Section 218 of the Companies Act, 1965 or any statutory modification or re-enactment thereof or suspends the payment thereof or if the Borrower and/or any Security Party(ies) enters into any arrangement or composition with its creditors or there is declared by any competent court pursuant to an application by the Borrower and/or any Security Party(ies) a moratorium on the payment of indebtedness;

(m)
if BPMB has been misrepresented, willfully misled or pertinent information has been withheld by the Borrower with regard to any request for disbursement of the Loan Facilities and/or the existing financial position of the Borrower-,

(n)	if the ownership or control of any of the equity shares in the Borrower or the management thereof is changed without the prior written consent of BPMB;

(o)
if the Borrower defaults under any other agreements or instruments with any other person(s), bank(s) or financial institution(s) involving the borrowing of money by or the advance of credit to the Borrower which gives the holder of the obligation concerned the right or power to accelerate repayment or withdraw the advance or credit;

(p)
if BPMB shall be of the opinion that to continue with the Loan Facilities would be detrimental to its interests or otherwise undesirable in view of any changes in applicable law or regulation which makes it unlawful for BPMB to continue with the Loan Facilities;

(q)
if without the prior written consent the Borrower and/or any Security Party(ies) shall sell, dispose or deal or threaten to sell any of the assets charged to BPMB and/or the whole or a substantial part of its assets;

(r)	if any provision of this Agreement or any other Security Documents created in respect of the Loan Facilities becomes invalid or unenforceable for any reason whatsoever;

(s)
the Borrower defaults in the payment of any amount due under the this Agreement or commits or threatens to commit a breach of any term, stipulation, covenant, condition or undertaking contained in this Agreement;

(t)
if any licence, authorization, approval or consent required by the Borrower to carry on its business or to exercise its rights and perform its rights and perform its obligations under the Project or any part thereof is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;

(u)
if any licence, authorization, approval, consent, order or exemption or filing with any governmental authority to enable the Security Party(ies) to enter into the relevant Security Documents and to exercise their rights and perform their obligations thereunder and the Security Documents, ceases to be in full force and effect;

(v)	if any Security Documents are likely to be inadmissible as evidence in the courts of Malaysia or is deemed by BPMB as not to be in proper legal form for enforcement in the courts of Malaysia;
(w)	if the infrastructure work in relation to the whole or any part of the Project was abandoned or suspended for an aggregate period of one hundred and eighty (180) days in a year;

(x)
if one or more judgment or decree was entered against the Borrower and/or any of the Security Party(ies) and such judgment or decree shall have not been vacated, discharged or stayed within sixty (60) days from the date of entry of the judgment or decree;

(y)
if any change in the financial  position of the Borrower which in the opinion of BPMB, prejudices the ability of the Borrower to perform its obligations hereunder, under the Security Documents or any part thereof;

(z)	if occurrence of any event which in the reasonable opinion of BPMB, adversely affects the execution or implementation of the Project;
(aa)	if the Project is destroyed or suffers substantial damage in the opinion of BPMB without commencement of rectification within a period of six (6) months;

(bb)
if the Independent Checking Engineer (ICE) determines at any time during the construction period that the development of the Project is not in conformity with accepted professional standards and codes of practice;

(cc)
if the Borrower and/or any Security Party(ies) is declared insolvent or a petition is presented and no action is taken to defend the same within fourteen (14) days from the service of petition on the Borrower and/or any Security Party(ies), or an order is made or an effective resolution is passed or a meeting is convened to consider the passing of a resolution for the winding-up of the Borrower and/or any Security Party(ies);

(dd)	if a receiver, custodian, intervenor or trustee or bailiff is appointed to take possession of the property, assets or undertakings of the Borrower and/or any Security Party(ies) or any part thereof;

(ee)
if the Borrower and/or any Security Party(ies) commits an act of bankruptcy or becomes insolvent, or is unable to pay their debts when the fall due, or enter into any composition or arrangement with or for the benefit or creditors of the Borrower and/or that Security Party(ies) or allows any legal suit or any judgment against the Borrower and/or Security Party(ies) to remain unsatisfied or outstanding for a period of more than seven (7) days;

(ff)
if any event or events occur or a situation exists which could or might, in the reasonable opinion of BPMB materially and adversely prejudice the ability of the Borrower to perform its obligations hereunder, under the Security Documents or any part thereof;

(gg)
if any indebtedness of any Security Party(ies) becomes capable, in accordance with the relevant terms thereof, of being declared due prematurely or subject to recall or withdrawal by reason of a default by the Security Party(ies) in its obligations in respect of the same, or a Security Party(ies) defaults in the performance of any term applicable to such indebtedness or the security for such indebtedness becomes enforceable;

(hh)	if an event of default as provided in any other agreements entered into by the Borrower and/or any Security Party(ies) with any other person or persons occurs or any present or future security given over any of the assets of the Borrower and/or any Security Party(ies) becomes immediately enforceable;

(ii)
if any of the Security Documents is not registered where the registration is necessary for the perfection of the security thereby created or not otherwise perfected or it is not capable of being registered or perfected, for any reason whatsoever;

(jj)
if any of the Security Documents is terminated or cease to be in full force and effect or cease to be the legal and valid obligations of the relevant Security Party(ies) for any reason whatsoever, or any term or condition of the Security Documents becomes invalid or unenforceable;

(kk)	if any Security Party(ies) fails to pay on demand being made by BPMB subject to the term of the Security Documents;

(II)
if all or a substantial part of the properties, shares, assets or undertaking of the Borrower or any Security Party(ies) or any subsidiary of the Borrower or any part of the Project shall be condemned, seized or otherwise appropriated or nationalized or the custody or control of or any part thereof or such properties, assets or undertaking shall be assumed and retained by any person acting or purporting to act under the authority of the government, state or other regulatory authorities;

(mm)
if at any time, the payment obligation of the Borrower under the Security Documents does not rank in all respects prior to all its other unsecured and unsubordinated indebtedness with the exception of that which is preferred by operation of law;

(nn)	if it is unlawful for the Borrower or any other Security Party(ies) to perform or comply with any of their obligations under the Security Documents, to which it is a party;
(oo)
if any Security Party(ies) or any subsidiary of the Borrower have been prevented for a period of more than sixty (60) days from exercising normal managerial control over all or a material part its properties, assets or undertaking by any person;

(pp)	if legal action is instituted by BPMB against the Borrower and/or any one or more of the Security Party(ies) in respect of any other financing facility other than the Loan Facilities.

A demand for repayment of the Loan Facilities or the balance thereof together with interest thereon and any other monies due as aforesaid under any of the provisions of this Section may be served on the Borrower by BPMB by a notice demanding payment within fourteen (14) days from the date of such notice. Service of such notice shall be effected in the same manner as provided in Section 13.01 hereof. If at the expiry of the said period the Borrower fails to repay the Loan Facilities or the balance thereof together with interest thereon and any other monies due to BPMB, BPMB may institute such proceedings as it may deem fit against the Borrower for the recovery thereof and all other rights and remedies as may be available to BPMB.

Section 10.02                                Occurrence of an Event of Default or Potential Event of Default

At any time after the occurrence of an Event of Default or potential Event of Default, BPMB may at its absolute discretion (but shall not be under any obligation to): -

(a)	suspend further Drawdown on or utilization of the Loan Facilities for such period as BPMB may decide; or

(b)
by written notice to the Borrower, declare that its commitment to make available the Loan Facilities  is cancelled whereupon the same shall be cancelled and all moneys (whether principal, interest, fee, commission or otherwise) for the time being owing under the Loan Facilities and this Agreement shall become due and immediately repayable on demand and BPMB shall forthwith become entitled to recover the same with interest thereon at additional interest on daily rests and to exercise the rights and powers upon default, and BPMB shall be entitled forthwith to institute such proceedings and take such steps as BPMB may think fit to enforce payment of all amounts due and payable pursuant to the Security Documents without further notice to the Borrower.

ARTICLE XI
TERMINATION AND EFFECT OF REPAYMENT OF LOAN FACILITIES

Section 11.01                                Cancellation of Loan Facilities

a)
If before the disbursement of the Loan Facilities, the Borrower shall fail to perform and observe all or any of the covenants, stipulations and conditions herein contained and on its part to be performed and observed, BPMB may at any time at its option terminate this Agreement and rescind the Loan Facilities by notice in writing to the Borrower.

(b)	BPMB shall have the absolute right, by notice in writing to the Borrower, to rescind the Loan Facilities: -
(i)
if the first (1st) disbursement of the TL Facility to the Borrower shall not have been made within twenty-four (24) months from the date of this Agreement and/or if the first (1st) disbursement of the RC Facility to the Borrower shall not have been made within twelve (12) months from the first (1st) anniversary date of the first (1st) drawdown of the TL 2 Facility under this Agreement or on such other date as shall be determined by BPMB;

(ii)	if the principal sum or any part thereof or any interest thereon shall become immediately repayable under the provisions of this Agreement;

(iii)
if there is any change of circumstances which makes it improbable in the opinion of BPMB that the Borrower will be able to observe and perform the covenants and obligations on its part to be observed and performed in this Agreement;

(iv)	if any representation or warranty made by the Borrower or any document delivered by the Borrower is found to be materially and adversely incorrect, false or misleading;

(v)	if there has been willful concealment or withholding of material facts by the Borrower for the purpose of obtaining the Loan Facilities;

(vi)
if there is litigation, arbitration or other proceedings current, pending or threatened against the Borrower which in the opinion of BPMB would, if adversely decided, materially and adversely affect the Borrower's business, assets or financial condition and would materially and adversely affect the Borrower's ability in the performance of its liabilities and obligations under this Agreement.

(c)
Upon the giving of such notice, any part of the Loan Facilities not hereinbefore disbursed shall be cancelled, but any part of the Loan Facilities already disbursed shall become due and immediately repayable on demand.

(d)	The Loan Facilities may be cancelled in part or in whole on any redemption date upon the Borrower giving ninety (90) days prior written notice to BPMB.

Section 11.02 Full Repayment of Loan Facilities

Notwithstanding anything to the contrary contained herein, it is hereby agreed that on the satisfaction by repayment or otherwise of the whole of the moneys due under this Agreement, all the provisions herein contained shall cease to be of any effect but without prejudice to BPMB's rights and remedies against the Borrower in respect of any antecedent claim or breach of covenant.

Section 11.03                                Discharge of Security

When the Borrower has paid to BPMB all moneys herein covenanted to be paid, BPMB will at the request and at the cost and expense of the Borrower discharge this Agreement and release the Security Documents.

ARTICLE XII
MISCELLANEOUS

Section 12.01                                Modification and Indulgence

BPMB may at any time without in any way affecting the security hereby created: -

(a)           determine, vary or increase any credit or other facility granted to the Borrower;

(b)           grant to the Borrower or to any other surety or guarantor any time or indulgence;

(c)           renew any bills, notes or other negotiable securities;

(d)
deal with, exchange, release or modify or abstain from perfecting or enforcing any securities or other guarantees or rights it may now or at any time hereafter or from time to time have from or against the Borrower or any other persons-,

(e)           compound with the Borrower or any other person or guarantor.

The security, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding:-

(a)
any time given or extended to the Borrower or any other indulgence which BPMB may from time to time grant to the Borrower for the payment of monies due to BPMB or for the observance or performance of any term, stipulation, covenant or undertaking on the part of the Borrower to be observed and performed under this Agreement or for the failure to enforce any right or remedy against the Borrower;

(b)
any arrangement entered into or any composition accepted by BPMB modifying its rights and remedies by any alteration, amendment, modification, waiver or release of any of the obligations,  terms conditions, stipulations, covenants, agreements and undertakings contained herein or by any forbearance whether as to payment, time, performance or otherwise;

(c)
any variation, release, exchange, modification, refusal, neglect or abstinence from completing, perfecting, enforcing or assigning any judgment specialty or other security or securities or instruments negotiable or otherwise or other guarantees, judgment or rights held or to be held by BPMB for and on account of the moneys secured hereunder or any part thereof which BPMB may now or at any time hereafter or from time to time have from or against the Borrower.

Section 12.02                                Waiver

No failure or delay on the part of BPMB in exercising or omission to exercise any right, power, privilege or remedy accruing to BPMB under this Agreement upon any default on the part of the Borrower shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in such default; nor shall any action by BPMB in respect of any default or any acquiescence in any such default, affect or impair any right, power, privilege or remedy of  BPMB in respect of any other or subsequent default.

Section 12.03                                Reconstruction of BPMB or Borrower

The security, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction, merger or otherwise which may be made in the constitution of BPMB and similarly the security, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise howsoever in the constitution of the Borrower, and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Borrower, shall in any way affect the security, liabilities and/or obligations created hereunder in relation to any transaction whatsoever whether past,  present or future.

Section 12.04                                Indemnity for Receivers and Others

Every agent of the Borrower and every Receiver, attorney, manager, agent or other person appointed by BPMB shall be entitled to be indemnified out of the assets charged in respect of all liabilities and expenses incurred directly or indirectly by any of them in the execution or purported execution of any of the powers, authority or discretion vested in them or him under this Agreement and against all actions, proceedings, Cost, claims and demands in respect of any matter or thing done or omitted in any matter relating to the assets charged hereunder to BPMB and any such Receiver may retain and pay all sums in respect of such liabilities and expenses out of any money received by them under the powers conferred by this Agreement.

Section 12.05                                More than One Loan Facilities Account

In the circumstances where the Borrower shall have more than one loan facilities account with BPMB, it shall be lawful for BPMB at any time and without any prior notice to the Borrower immediately to transfer all or any part of any balance standing to the credit of any one loan facilities account to any other loan facilities account which may be in debit but BPMB shall notify the Borrower of the transfer having been made.

Section 12.06                                Stamp Duties

The Borrower shall, upon notice from BPMB, pay all stamp duties, fees or other charges payable on or incidental to the execution, issue, delivery and registration of this Agreement and any documents related hereto and shall reimburse BPMB for any such duties, fees or other charges paid by BPMB.

Section 12.07                                Cost

The  Borrower shall be liable to pay all fees and expenses in connection with or incidental to this Agreement including BPMB's solicitors' fees (on a solicitor and client basis) in connection with the preparation and execution of this Agreement and the Security Documents. If the Loan Facilities or any part thereof shall be required to be recovered through any process of law, or if the Loan Facilities or any part thereof shall be placed in the hands of solicitors for collection, the Borrower shall pay (in addition to the moneys then due and payable under the Loan Facilities) BPMB's solicitors' fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such collection.

Section 12.08                                Law

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby submit to the jurisdiction of the Courts of Malaysia in all matters connected with the obligations and liabilities of the parties under this Agreement and the parties hereby further agree that the service of any Writ or

Summons or any legal process in respect of any action arising out of or connected with this Agreement may be effected in the manner set out in Section 13.02 hereof.

Section 12.09                                Successors Bound

This Agreement shall be binding upon the liquidators, receivers, representatives, permitted assigns and successors-in-title of the Borrower and on the assigns and successors-in-title of BPMB.

Section 12.10                                Expenditure Incurred by BPMB

All moneys expended by BPMB hereunder from time to time for and on behalf of the Borrower and for its account with interest thereon at the applicable prescribed rate from the date of such payment relating to insurance, quit rent, assessment, rates, taxes, repairs, legal cost and all other outgoings shall be recoverable from the Borrower and shall be repaid on demand.  In default of payment,  such moneys shall be deemed to form part of the Loan Facilities and to be secured hereunder.

Section 12.11                                Invalidity of any Provision

Any provision of this Agreement which is invalid, unenforceable or prohibited shall not affect the validity or enforceability of the remaining provisions of this Agreement.

Section 12.12                                Construction

In the event of any ambiguity or inconsistency in the interpretation or construction of this Agreement such ambiguity or inconsistency shall be resolved in favour of BPMB.

Section 12.13                                Assignment or Transfer

(a)
BPMB shall be at liberty at any time with or without the concurrence of and without notice to the Borrower to assign and transfer this Agreement and the Cost and expenses of BPMB and the assignee or transferee of and incidental to such assignment or transfer shall be paid by the Borrower and any recital or statement thereof of the amount due to BPMB under and by virtue of these presents shall be conclusive and binding for all purposes against the Borrower;

(b)
The Borrower shall not assign its rights hereunder or any interests herein without the prior written consent of BPMB and it shall in any event remain liable for all its obligations hereunder. All undertakings, agreements, representations and warranties given, made or entered into by the Borrower herein shall survive the making of any assignment hereunder.

Section 12.14                                Statement of Account

It is hereby agreed that a statement of account in writing showing the indebtedness of the Borrower to BPMB duly certified by any manager or any authorised officer of BPMB shall (save for any manifest error) be binding and conclusive against the Borrower, persons deriving title thereunder, its successors- in-title and permitted assigns that the balance or the amount thereby appearing is due from the Borrower to BPMB and payable on demand by the Borrower.

Section 12.15                                Evidence of Authority

The Borrower shall furnish to BPMB sufficient evidence of the authority of the person or persons who will sign the request for disbursement provided for under the provisions of this Agreement.

Section 12.16                                Schedules
The Schedule annexed to this Agreement shall be taken, read and construed as essential parts of this Agreement.

Section 12.17                                Right of Set-Off

Where the Borrower has incurred any liability to  BPMB whether under the Loan Facilities or otherwise and whether such liability is liquidated or unliquidated,  BPMB shall be at liberty to set-off the amount of  such liability against any sum that would otherwise be due to the Borrower hereunder and otherwise.

Section 12.18                                Disclosures

The Borrower hereby expressly agrees and confirms that BPMB is authorized by the Borrower to furnish and disclose: -
(a)
information concerning the terms of this Agreement and the Loan Facilities to such parties in such manner and to such extent as BPMB shall from time to time consider necessary for or in connection with the enforcement of, or preservation of any rights hereunder;

(b)
all relevant information pertaining to the Loan Facilities to the Central Credit Unit of Bank Negara Malaysia when requested to do so in writing for use by the Unit and the participating banks and/or financial institutions and other regulatory ministries or agencies, and BPMB shall be under no liability for furnishing such information whether before or after the date of this Agreement;

(c)	to the Security Party(ies) information on the Borrower's Loan Facilities and to any other financial institution(s) seeking information on the credit worthiness of the Borrower-,

(d)	pursuant to any law or subpoena or other legal process or in connection with any action, suit or proceeding relating to any Security Documents; and

(e)	to such other persons that BPMB in its absolute discretion may deem necessary and BPMB shall not be liable for furnishing such information.

Section 12.19                                Development Financial Institutions Act 2002

Subject to Section 28(3) of the Development Financial Institutions Act 2002 (Act 618), BPMB is prohibited from granting credit facilities to the Borrower where any directors, officers, managers, agents or guarantors of the Borrower is presently or in future are connected with any directors or officers of BPMB. BPMB reserves the rights to recall the Loan Facilities immediately and the Borrower undertakes to advise BPMB immediately if any of the above relationship is establised or discovered at any time.

Section 12.20                                Variation of Terms

It is hereby expressly agreed and declared by the parties hereto that notwithstanding any of the provisions of this Agreement to the contrary, the provisions and terms of this Agreement may at any time and from time to time be varied or amended at the sole discretion of BPMB by means of a mutual exchange of letters or such other means as the parties may agree upon from time to time and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this  Agreement shall be deemed to have been amended and varied  accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this Agreement at the time of execution thereof.

Section 12.21                                Concurrent Legal Actions

Upon a default or breach by the Borrower of any term, covenant, stipulation and or undertaking  herein  provided and on the part of the Borrower to be observed and performed, BPMB may thereafter exercise all or any of the remedies available whether by this Agreement, the Security Documents or by statute or otherwise and shall be at liberty to exercise such remedies concurrently, including but not limited to pursuing all remedies pursuant to the provisions of this Agreement and civil suit to recover all moneys due and owing to BPMB by the Borrower.

Section 12.22	BPMB's Failure to Exercise its Rights under this Agreement shall not be a Defence to the Borrower

In the event of any civil claim by BPMB against the Borrower for all monies due to BPMB, failure to exercise its rights under this Agreement shall not be a defence to the Borrower and shall not prejudice the right of BPMB to claim all sums due and owing to BPMB.
Section 12.23                                Irregularity in Borrowing

The security, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes notwithstanding that the borrowing or incurring of any liabilities may be invalid or in excess  of the powers of the Borrower or its directors or agents or other persons acting or purporting to act on behalf of the Borrower.

Section 12.24                                Illegality

Notwithstanding any other provisions herein, if by reason of any applicable law or regulation or regulatory requirement (whether or not having the force of law) or any change therein or judicial decision relating thereto or the interpretation or administration or application thereof, it shall become (or it shall appear to BPMB) that it has or will become unlawful or otherwise prohibitory for BPMB to maintain or give effect to its obligations as contemplated by this Agreement, BPMB shall thereupon notify the Borrower to that effect, whereupon, the obligations of BPMB to extend the Loan Facilities shall cease immediately.

Section 12.25                                Terms of Letters of Offer Incorporated

All the terms and conditions of the Letters of Offer referred to in Item 10 of the First Schedule shall be deemed to be incorporated into and form part of this Agreement (whether such provisions are repeated herein or not) subject to such alterations or variations where necessary to make the provisions of the Letters of Offer consistent with the provisions of this Agreement and in the event of any conflict or discrepancy between the provisions of the Letters of Offer and the provisions of this Agreement, the provisions of this Agreement shall prevail for the purposes of interpretation and enforcement of this Agreement.

Section 12.26                                Liens and other Securities not Affected

Nothing herein contained shall prejudice or affect any lien to which BPMB is entitled or any other securities which BPMB may at any time or from time to time hold for or on account of the moneys advanced hereunder and hereby secured, nor shall anything herein contained operate so as to merge or otherwise prejudice or affect any guarantee, mortgage, charge, lien or other security which BPMB may for the time being have for any moneys intended to be hereby or otherwise secured or any right or remedy of BPMB thereunder.

Section 12.27                                Site Visit

BPMB shall have the right to conduct site visit to determine the progress of the Project and to audit the Borrower's account and request for other particulars as required by BPMB from time to time.

Section 12.28                                Discretionary Right of BPMB

(a)
BPMB reserves the right to revoke the offer if, in its subsequent opinion, the granting of the Loan Facilities is prejudicial to the interest of BPMB or to recall the Loan Facilities upon the happening of any event of default under this Agreement provided always that BPMB shall not in any way be liable for any damages or loss howsoever suffered by the Borrower or any persons as the result of BPMB revoking/withdrawing the offer.

(b)	BPMB reserves the right to vary the terms and conditions offered in the Letters of Offer and should this situation occur, the Borrower shall be notified accordingly.

Section 12.29                                Cross Default

Notwithstanding the provision relating to the repayment of monies advanced as hereinbefore, the Borrower hereby expressly agrees that if any sums shall be due from the Borrower to BPMB from time to time or at any time or if the Borrower may be or become liable to BPMB anywhere on banking account or any other account current or otherwise in any manner whatsoever or if default is made in any provisions of such accounts or in any other loans granted by BPMB to the Borrower or in any of the provisions herein,  then and in such event, the Indebtedness owing by the Borrower to BPMB under the Loan Facilities shall immediately become due and payable and the security herein become immediately enforceable.

Section 12.30                                Taxes

All payments made by the Borrower under the Loan Facilities shall be made free and clear of any present and future taxes and deductions including stamp duties.

Section 12.31                                Legal Counsel

A legal counsel shall be appointed by BPMB and all legal costs or stamp duty shall be borne by the Borrower.

ARTICLE X111
NOTICES AND STAMPING

Section 13.01                                Notices

Subject as otherwise provided herein, any demand for payment of the monies covenanted herein to be paid by the Borrower and any notice or request required or permitted to be given or made under this Agreement and the other Security Documents to BPMB or to the Borrower shall be in writing and in the case of BPMB  shall be under the hand of its any duly authorised officer of BPMB or a solicitor or firm of solicitors purporting to act for BPMB and may be delivered at or sent by hand, ordinary post or registered post or by telex, telegram, facsimile or cable to the address or addresses specified hereunder of the other party or to such other address as may from time to time be notified in writing by the Borrower to BPMB for that purpose and shall be deemed to be duly served: -

(1)           if it is delivered by hand, at the time of delivery,

(2)           if it is sent by ordinary post or registered post, five (5) days after posting thereof,

(3)	if it is sent by telegram or cable, on the Business Day next after the date of despatch, or

(4)
if it is sent by telex or facsimile, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by telex or facsimile shall be deemed to be served on the immediately following Business Day.

For BPMB: -

BANK PEMBANGUNAN MALAYSIA BERHAD[16562-K]
Level 16, Menara Bank Pembangunan,
Bandar Wawasan, No. 1016,
Jalan Sultan Ismail,
50250 Kuala Lumpur.

Fax. No.	:03-2691 6658, 2698 5701
Tel. No	:03-2692 9088
Telex No	:MA 31546

For the Borrower: -

PLANT BIOFUELS CORPORATION SDN. 1311-111D. [625499-X]
No. 22-2, Jalan 1/76C,
Desa Pandan,
55100 Kuala Lumpur

Fax No                                :03-7880 6022
Tel No                                :03-7880 6021

Section 13.02                                Service of Legal Process

(1)
The service of any Legal Process may be given by registered or ordinary post sent to the respective address for service of the parties hereto and such Legal Process shall be deemed to have been duly served after the expiration of five (5) days from the date it is posted and, if delivered by hand on the day when it is delivered.

(2)
No change in the address of service howsoever brought about shall be effective or binding on either party unless that party has given to the other actual notice of the change of address for service and nothing done in reliance on Section 13.02(1) shall be affected or prejudiced by any subsequent change in the address of service over which the other party has no actual acknowledge of at the time the act or thing was done or carried out.

Section 13.03                                Principal/Subsidiary Instruments

It is hereby agreed and declared that this Agreement and the Security Documents referred to in Item 11  of the First Schedule hereto are all instruments employed in one transaction to secure the amount set out in Item 3 of the First Schedule hereto and interest thereon within the meaning of Section 4(3) of the Stamp Act 1949 and for the purpose of the said Section, this Agreement shall be deemed to be the principal instrument and the other Security Documents the subsidiary instruments.

[Remainder of this page is intentionally left blank]

FIRST SCHEDULE
No.	SUBJECT- MATTER	PARTICULARS
1.	Name and registered Address of the Borrower -Preamble

PLANT     BIOFUELS     CORPORATION    SDN.  BHD. [625499-X],   a company incorporated under the laws of Malaysia and having its registered  office   at   No. 22-2, Jalan 1/76C, Desa Pandan, 55100  Kuala  Lumpur  and  a place of business at Lot 217, 1st Floor, FAS Avenue,    No1,  Jalan  Perbandaran  Kelana Jaya, 47301 Petaling Jaya.

2.	Business of the Borrower -Section 1.01	The Borrower has as one of its principal objects the carrying on of civil engineering and constructions.
3.	Amount of Loan Facilities Granted to Borrower -Sections 1.02, 3.01 and 13.03

Ringgit Malaysia Sixty-Nine Million (RM69,000,000) only comprising:-

(a)      TL 1 Facility

          Up to Ringgit Malaysia Three Million         (RM3,000,000) only  or   up   to seventy-five point zero per centum (75.0%) of the Land cost, whichever is lower;

(b)      TL 2 Facility

           Up to Ringgit Malaysia Fifty-Six Million (RM56,000,000) only or up  to seventy point zero per centum (70.0%) of the machinery and equipment, development and construction cost, whichever is lower; and

(c)      RC Facility

          Up to Ringgit Malaysia Ten Million
(RM 10,000,000)  only  or up to seventy-five point zero per  centum  (75.0%)  of  the raw materials cost, which is lower.

.

FIRST SHEDULE
NO.	SUBJECT - MATTER	PARTICULAR
4.	Name and Residential Address of the Guarantors -Section 2.01

(a)  TAN YEE HEAN
       [NRIC No.   660326-08-5205    (NEW)/ A0393550 (OLD)   of 808,   Jalan   Wisma Pantai 1,   Pantai   Apartment, 12200 Butterworth, Penang.

(b)   AHMAD FAIZAL BIN JAAFAR
      [NRIC  No.    670420-01-5763 (NEW)/ A0672724 (OLD)]   of   No.9,   Jalan  Elitis Ujana,   Valencia,   47000 Sungai Buloh, Selangor Darul Ehsan.

5.	Grace Period of Payment -Section 3.02	TL 1 Facility and TL 2 Facility Twenty-four (24) months from the date of the first (1st) Drawdown of the respective TL 1 Facility and TL 2 Facility. RC Facility Nil
6.	Interest Rate - Section 3.05

(a)   TL 1 Facility and TL 2 Facility

First year : One point two five per centum (1.25%)   per  annum   plus BPMB’s     Effective  Cost  of   Fund (ECOF).

Thereafter : Two  point   zero  per  centum (2.0%)   per   annum   plus ECOF

(b)   RC Facility

Two point zero per centum (2.0%) per annum plus ECOF.

BPMB’S   ECPF  at  the  date  of  the Letters   of Offer  is  six   point  two five per  centum   (6.25%)   per  annum  and  is  subject  to  change  as   and when advised by BPMB.

FIRST SCHEDULE
NO.	SUBJECT-MATTER	PARTICULARS
7.	Nature of the Project -Sections 2.0.1 and 3.17	The development, construction, commissioning and operation of 100,000 MT per annum capacity Biodiesel production plant at Gebeng Industrial Estate, Kuantan, Pahang.
8.	Purpose and Use of a Loan Facilities -Section 3.17

(a)  TL 1 Facility

To part-finance  the  purchase of the Land as specified in item 9 of the First Schedule hereto.

(b) TL 2 Facility

To part-finance the purchase of machinery and equipment, development and construction of the Biodiesel production plant as specified in the Sixth Schedule hereto.

(c)  RC Facility

To part-finance the purchase of raw materials.

9.	Particulars of Land Charged to BPMB -Section 2.01	The land identified as Lot 122A, Kawansan Perindustrian Gebeng Phase II, Kuantan, Pahang Darul Makmur together with the building(s) erected or to be erected thereon.
10.	Date of BPMB’s Letters of Offer -Sections 2.01, 11.01(b)(i) and 12.25	8th day of March 2007 and the Letter of Changes dated 25th day of July, 2007.
11.	Other Security Documents -Sections 2.01, 4.01 and 13.03

(i)      First Fixed and Floating Debenture;

(ii)     Deed of Assignment of Land;

(iv) Deed of Assignment of Construction Contracts;

(v)  Deed  of  Assignment  of Insurance Proceeds;

(vi)  Deed  of  Assignments  of Right and Benefits of Permits;

(vi)  Deed  of  Assignment  of Rights and Benefits of Liquidated Damages;

FIRST SCHEDULE
NO.	SUBJECT-MATTER	PARTICULAR
11.	Other Security Documents -Sections 2.01, 4.01 and 13.03	(vii) Deed of Assignment of Rights and Benefits of Securities (viii) Deed of Assignment of Rights and Benefits of Licences (ix) Deed of Assignment of Designated Accounts; and (x) Guarantee.
12.	Security Party(ies) - Sections 2.01 and Item 4	(i) Guarantors

SECOND SCHEDULE
DRAWDOWN NOTICE

(TL 1 Facility)
(Section 6.01(b))

(Letterhead of Borrower]

Date:

To:          BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan, Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.
Attention: Head, Loan Administration Department

Dear Sirs,

Re:	Facilities Agreement dated [	] (the "Facilities Agreement") for Term Loan 1 Facility of RM3.0 Million (the "TL 1 Facility")
___________________________________________________________________________________________________________________

We refer to the TL 1 Facility constituted by the Facilities Agreement. Terms defined in the Facilities Agreement have the same meanings herein.

We hereby: -

(i)	in accordance with Section 6.01 of the Facilities Agreement, give you notice that we wish to request for the Drawdown under the TL 1 Facility of the amount in Ringgit Malaysia	(RM
on the                          ;

(ii)	request you to remit the Drawdown to us at Branch (specify Designated Bank Loan Account number);

(iii)	confirm that the Drawdown requested complies with Section 6.01 of the Facilities Agreement.

We hereby represent and warrant to you that: -

(a)	the representations and warranties stated in Section 8.01 of the Facilities Agreement are true and correct as at today's date;

(b)           no Event of Default as defined in the Facilities Agreement has occurred; and

(c)
making of the Drawdown or disbursement hereby requested will not, to the best of our knowledge, give rise to any such event as is referred to in (b) above nor will it, to the best of our knowledge, cause any of the representations stated in Section 8.01 of the Facilities Agreement to become untrue or incorrect as if made at the date of such disbursement and there is not, so far as we are aware, any reason why we will not be permitted to make any payment as required under the Facilities Agreement.

By,

……………………………….
Duly Authorised Signatory
for and on behalf of
Plant Biofuels Corporation Sdn. Bhd. [625499-X]

SECOND SCHEDULE
DRAWDOWN NOTICE

(TL 2 Facility)
(Section 6.01(b))

(Letterhead of Borrower)

Date:

To:           BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan, Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.
Attention: Head, Loan Administration Department

Dear Sirs,

Re:	Facilities Agreement dated [ ] (the "Facilities Agreement") for Term Loan 2 Facility of RM56.0 Million (the "TL 2 Facility")
_____________________________________________________________________________________________________________

We refer to the TL 2 Facility constituted by the Facilities Agreement. Terms defined in the Facilities Agreement have the same meanings herein.

We hereby: -

(i)	in accordance with Section 6.01 of the Facilities Agreement, give you notice that we wish to request for the Drawdown under the TL 2 Facility of the amount in Ringgit Malaysia	(RM	)
on the                                           ;

(ii)	request you to remit the Drawdown to us at	Branch (specify Designated Bank Loan Account number);

(iii)	confirm that the Drawdown requested complies with Section 6.01 of the Facilities Agreement.

We hereby represent and warrant to you that: -

(a)	the representations and warranties stated in Section 8.01 of the Facilities Agreement are true and correct as at today's date;

(b)           no Event of Default as defined in the Facilities Agreement has occurred; and

(c)
making of the Drawdown or disbursement hereby requested will not, to the best of our knowledge, give rise to any such event as is referred to in (b) above nor will it, to the best of our knowledge, cause any of the representations stated in Section 8.01 of the Facilities Agreement to become untrue or incorrect as if made at the date of such disbursement and there is not, so far as we are aware, any reason why we will not be permitted to make any payment as required under the Facilities Agreement.

By,

………………………………
Duly Authorised Signatory
for and on behalf of
Plant Biofuels Corporation Sdn. Bhd. [625499-X]

THIRD SCHEDULE
DRAWDOWN ACKNOWLEDGEMENT

(TL 1 Facility)
(Section 6.01(g)(i))

(Letterhead of Borrower)

Date:

To:           BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan, Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.
Attention: Head, Loan Administration Department

Dear Sirs,

Re:	Facilities Agreement dated [ ] (the "Facilities Agreement") for Term Loan 1 Facility of RM3.0 Million (the "TL 1 Facility")
____________________________________________________________________________________________________________

We refer to the above Facilities Agreement.

We hereby acknowledge that we have received the drawdown of RM [   amount   ] in respect of our Drawdown Notice dated [   date   ].

By,

………………………...........
Duly Authorised Signatory
for and on behalf of
Plant Biofuels Corporation Sdn. Bhd. [625499-X]

THIRD SCHEDULE
DRAWDOWN ACKNOWLEDGEMENT

(TL 2 Facility)
(Section 6.01(g)(i))

(Letterhead of Borrower)

Date:

To:           BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan, Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.
Attention: Head, Loan Administration Department

Dear Sirs,

Re:	Facilities Agreement dated [ ] (the "Facilities Agreement") for Term Loan 2 Facility of RM56.0 Million (the "TL 2 Facility")
                                                                                                                                ______________________________________________________    .

We refer to the above Facilities Agreement.

We hereby acknowledge that we have received the drawdown of RM [   amount   ] in respect of our Drawdown Notice dated [    date    ].

By,

…………………………………..
Duly Authorised Signatory
for and on behalf of
Plant Biofuels Corporation Sdn. Bhd. [625499-X]

FOURTH SCHEDULE
DRAWDOWN NOTICE

(Section 6.03 (b))
(RC Facility)

Date:

To:           BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan,
Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.

Dear Sirs,

Re:	Facilities Agreement dated the	day of	2007 RC Facility Drawing Number ( )

We refer to the Revolving Credit Facility (hereinafter called "the RC Facility") made available by a Facilities Agreement dated the               day of                          2007 (hereinafter called "the Facilities Agreement") between this Company as borrower and yourselves as lender.

We hereby:-

(a)           give you notice that we wish to make a RC Facility Drawing of Ringgit Malaysia
                                                         (RM                                                                                                                           )  on the RC
Facility on                                           (Date);

(b)	request you to remit the RC Facility Drawing to (specify name of bank and account number);

(c)
confirm that each of the conditions contained in Sections 6.02(a), (c) and (d) of the Facilities Agreement is satisfied as at the date hereof and we know of no reason why it should not be satisfied as at the date referred to in (a) above; and

(d)	certify that since the date when we first applied for the RC Facility there have been no material changes in our affairs and or business.

Yours faithfully,

by…………….......................
Authorised Signatory of
PLANT BIOFUELS CORPORATION SDN. BHD. [625499-X]

* Delete where approciate

FIFTH SCHEDULE
ROLLOVER NOTICE

(RC Facility)
(Section 2.01)

Date:

To:           BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K]
Level 16, Menara Bank Pembangunan,
Bandar Wawasan,
No. 1016, Jalan Sultan Ismail,
50250 Kuala Lumpur.

Dear Sirs,

Re:	Facilities Agreement dated the	day of	2007 Rollover Notice Number ( )

We refer to the Revolving Credit Facility (hereinafter called "the RC Facility") made available by a Facilities Agreement dated the day of        2007 (hereinafter called "the Facilities Agreement") between this Company as borrower and yourselves as lender. Terms defined in the Facilities Agreement have the same meaning herein.

We hereby: -

(a)           give you notice that we wish to make a RC Facility Drawing of Ringgit Malaysia
(RM                                           )    on
the                                     (Date);

(b)
confirm that each of the conditions contained in Sections 6.02(a), (c) and (d) of the Facilities Agreement is satisfied as at the date hereof and we know of no reason why it should not be satisfied as at the date referred to in (a) above.

Yours faithfully,

by………………………………….
Authorised Signatory of
PLANT BIOFUELS CORPORATION SDN. BHD. [625499-X]

* Delete where appropriate

SIXTH SCHEDULE
TOTAL PROJECT COST
(Item 7 of the First Schedule)

TOTAL PROJECT COST

Items		Amount (RM)
Procurement, Construction, Commissioning & Management (“PCCM”) Contract
Proposed 100,000 MT/PY Biodiesel Plant
Items	Amount (RM)
Preliminaries and other general requirement	3,230,000
Project Management Team	5,445,000
OSBL Basic and Detail Engineering	1,235,000
Procurement and Installation
Supply, Fabricate and Install Storage Tanks	6,909,693
Process and Utility Pump (Including Fire Pumps)	3,934,315
Package Equipments	2,008,060
Air Compressor System	121,968
Fire Fighting Equipment	459,800
Piping System	6,456,862
Electrical and Instrumentation (Including Emergency Genset)	5,517,156
Construction
ISBL Equipment Installation	322,068
Civil Works	3,660,102
Building and Structural Works	6,214,293
Piled Tank Foundation	2,945,969
Commissioning (Including 2 year Operation Spares)	1,475,885
Plant Machinery and Equipment- De Smet Bellestra	40,000,000
TOTAL		89,936,171.00
Engineering Contract		3,000,000.00
Land Cost		4,102,811.46
Administration & Operating Expenses during construction phase/Contingencies		3,100,000.00
TOTAL		100,138,982.46

* BPMB financing is subject to the bold item only.

AS WITNESS BPMB has hereunto set its hand and the Common Seal of the Borrower was hereunto affixed.

SIGNED by BANK PEMBANGUNAN ) MALAYSIA BERHAD [16562-K] by ) its lawful Attorney in the presence of: - )	BANK PEMBANGUNAN MALAYSIA BERHAD [16562-K] by its Attorney

The execution of this instrument by    ) PLANT BIOFUELS CORPORATION )
SDN. BHD. [625499-X], the Borrower,  )
was duly effected in the manner         )
authorised by its constitution under    )
the Common Seal of the Borrower      )
which said Seal was hereunto affixed )
in the resence of: -                             )

Director: Name: Ahmad Faizal Bin Jaafar NRIC NO: 670420 - 01 - 5763 (New)/ A0672724(Old)	Director: Name: TAN YEE HEAN NRIC NO: 660326 - 08 - 5205 (New)/ A0393550 (Old)